Agreement and Plan of Merger


                           Dated as of March 12, 2001


                                      Among

                             RateXchange Corporation

                                   as Acquiror


                                Xpit Corporation

                          a subsidiary of the Acquiror


                                 Xpit.com, Inc.

                                       and

                     certain Shareholders of Xpit.com, Inc.

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
                                                  Table of Contents

1. Definitions....................................................................................................1
         1.1      Cross-referenced Definitions....................................................................1
         1.2      Standard Definitions............................................................................2

2. The Merger.....................................................................................................5
         2.1      The Merger Generally............................................................................5
         2.2      Conversion of Company Shares....................................................................5
         2.3      Closing.........................................................................................6
         2.4      Company Closing Liabilities.....................................................................8
         2.5      Adjustment of Merger Consideration..............................................................9

3. Conditions Precedent..........................................................................................10
         3.1      Conditions to the Obligations of All Parties...................................................10
         3.2      Conditions to Obligations of the Acquiror and Newco............................................10
         3.3      Conditions to Obligations of the Company and the Company Shareholders..........................11

4. Seller Representations and Warranties.........................................................................11
         4.1      Existence and Power............................................................................11
         4.2      Authorization..................................................................................12
         4.3      Governmental Authorization; Consents...........................................................12
         4.4      Non-Contravention..............................................................................12
         4.5      Title..........................................................................................13
         4.6      Capitalization.................................................................................13
         4.7      No Subsidiaries................................................................................13
         4.8      Financial Statements...........................................................................13
         4.9      Absence of Certain Changes.....................................................................14
         4.10     Properties.....................................................................................15
         4.11     No Undisclosed Material Liabilities............................................................15
         4.12     Litigation.....................................................................................15
         4.13     Material Contracts.............................................................................16
         4.14     Compliance with Laws; No Defaults..............................................................16
         4.15     Finders' Fees..................................................................................16
         4.16     Intellectual Property..........................................................................16
         4.17     Employee Benefits..............................................................................17
         4.18     Environmental Compliance.......................................................................17
         4.19     Tax Matters....................................................................................18
         4.20     Transactions with Affiliates...................................................................18
         4.21     Non-competition................................................................................18
         4.22     Other Information..............................................................................19

5. Acquiror Representations and Warranties.......................................................................19
         5.1      Organization and Existence.....................................................................19
         5.2      Authorization..................................................................................19


                                                       -i-                                         Merger Agreement


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         5.3      Governmental Authorization.....................................................................19
         5.4      Non-Contravention..............................................................................19
         5.5      Title..........................................................................................20
         5.6      Capitalization.................................................................................20
         5.7      Financial Statements...........................................................................20
         5.8      Absence of Certain Changes.....................................................................20
         5.9      Compliance with Laws; No Defaults..............................................................21
         5.10     Finders' Fees..................................................................................21
         5.11     SEC Filings....................................................................................21
         5.12     Company Information............................................................................21

6. Covenants of the Company and the Company Shareholders.........................................................22
         6.1      Conduct of the Company's Business..............................................................22
         6.2      Other Offers...................................................................................22
         6.3      Access to Information..........................................................................23
         6.4      Confidentiality................................................................................23
         6.5      Notices of Certain Events......................................................................24
         6.6      Approvals......................................................................................24
         6.7      Public Announcements...........................................................................24
         6.8      Transfer Taxes.................................................................................24
         6.9      Shareholder Actions............................................................................24

7. Acquiror Covenants............................................................................................25
         7.1      Confidentiality................................................................................25
         7.2      Director.......................................................................................25
         7.3      Officers and Directors Insurance Coverage......................................................25
         7.4      Stock Ownership After Merger...................................................................25
         7.5      Approvals......................................................................................28
         7.6      Public Announcements...........................................................................28
         7.7      Federal Tax Cooperation........................................................................28
         7.8      Transfer Taxes.................................................................................28
         7.9      Certain Tax Matters............................................................................28
         7.10     1934 Act Filings...............................................................................29

8. Investor Matters..............................................................................................30
         8.1      Representations and Warranties.................................................................30
         8.2      Securities Legended and Not Registered.........................................................30

9. Survival; Indemnification.....................................................................................31
         9.1      Survival.......................................................................................31
         9.2      Indemnification................................................................................31
         9.3      Procedures.....................................................................................32

10. Termination..................................................................................................33
         10.1     Grounds for Termination........................................................................33
         10.2     Effect of Termination..........................................................................33

                                                       -ii-                                        Merger Agreement


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11. Miscellaneous................................................................................................33
         11.1     Notices........................................................................................33
         11.2     Amendment; No Waivers; Integration.............................................................34
         11.3     Expenses.......................................................................................34
         11.4     Continuation of Attorney-Client Privilege......................................................34
         11.5     Assignment.....................................................................................35
         11.6     Governing Law; Jurisdiction....................................................................35
         11.7     Headings.......................................................................................35
         11.8     Counterparts...................................................................................35

Exhibit A     Form of Acquiror Note
        B     Form of Acquiror Pledge Agreement
        C     Form of Shareholder Pledge Agreement
        D     Form of Registration Rights Agreement
        E     Form of Employment Offer Letters
        F     Form of Consulting Agreement
        G     Form of Designation of Rights and Preferences of Series A Preferred Stock

Schedule 2.3(b)(vi)    Employees
         4.13          Material Contracts.
         4.16          Intellectual Property.
         4.19          Tax Matters.
         4.20          Transactions with Affiliates

                                                        -iii-                                      Merger Agreement

                          Agreement and Plan of Merger

         AGREEMENT dated as of March 12, 2001 among RateXchange Corporation, a Delaware corporation (with its successors and assigns, the "Acquiror"), Xpit Corporation, a Delaware subsidiary of the Acquiror (with its successors and assigns, "Newco"), Xpit.com, Inc., an Idaho corporation (the "Company"), and Sockeye Trading, LLC, an Idaho limited liability company and Ramsey Financial, Inc., a Kentucky corporation (each, with its successors, a "Company Shareholder").

         WHEREAS, the Company Shareholders are the owners of all of the issued and outstanding shares of common stock of the Company;

         WHEREAS, the Acquiror is a public company whose shares of common stock are traded on the American Stock Exchange under the symbol RTX;

         WHEREAS, the Acquiror desires to cause the Company to merge into Newco, with Newco being the surviving company of such merger, in exchange for the Company shareholders receiving shares of the Acquiror's Series A Convertible Preferred stock, a promissory note and cash, as more fully described below, and the Company Shareholders desire to have the Company merge into Newco and to acquire such shares, promissory note, and cash upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, Newco is a subsidiary of the Acquiror formed for such purpose; and

         WHEREAS, the parties intend that the Merger will qualify as a reorganization under Section 368(a)(2)(D) of the Internal Revenue Code (as defined below);

         NOW, THEREFORE, the parties agree as follows:

                                 1. Definitions

         1.1   Cross-referenced   Definitions.   The   following   terms,   when
capitalized, are used herein with the meaning set forth in the Section or portion of this Agreement referred to below:

          Acquiror                      Preamble                 p. 1

          Acquiror Note                 Section 2.2(c)(i)        p. 6

          Acquiror Pledge Agreement     Section  2.3(b)(iv)      p. 7

          Acquiror SEC Reports          Section 5.11             p. 21

          Acquisition  Proposal         Section  6.2(i)          p. 22

          Closing  Balance  Sheet       Section  2.4(a)          p. 8

          Closing Date                  Section 2.3(a)           p. 6

          Closing  Deadline             Section 2.3(a)           p. 6

          Company                       Preamble                 p. 1

          Company Shareholder           Preamble                 p. 1

          Damages                       Section 9.2(a)           p. 31

          Consulting  Agreement/        Section 2.3(b)(vi)       p. 7
          Employment Offer Letters

                                      -1-                       Merger Agreement

          Employees                     Section 2.3(b)(vi)       p.

          Environmental Law             Section 4.18             p. 17

          Financial Statements          Section 4.8              p. 13

          Hazardous Substance           Section 4.18             p. 17

          Indemnified Party             Section 9.3(a)           p. 32

          Indemnifying Party            Section 9.3(a)           p. 32

          Merger                        Section 2.1              p. 5

          Merger Time                   Section 2.3(d)           p. 7

          Newco                         Preamble                 p. 1

          Notice of Alternative         Section 2.4(b)           p. 8
          Calculation

          Registration Rights Agreement Section 2.3(b)(v)        p. 6

          Shareholder Pledge Agreement  Section 2.3(c)(ii)       p. 7

          Tax Affiliate                 Section 4.19             p. 18

         1.2 Standard Definitions. The following terms, when capitalized, are used herein with the following meanings:

         "Acquiror Share" means an issued and outstanding share of Series A Convertible Preferred Stock of the Acquiror, with the rights, preferences, and limitations as set forth in the attached Exhibit G..

         "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person or an Affiliate of such other Person, (ii) if such Person is a corporation or similar entity, each member of such Person's board of directors or similar body, (iii) if such Person is a natural person, any relative of such Person and any corporation or similar entity of whose board of directors or similar body such Person is a member, (iv) all general and limited partnerships of which such Person is a general partner, (v) if such Person is a general or limited partnership, all general partners of such Person, (vi) all trusts and estates of which such Person is a fiduciary or beneficiary, (vii) if such Person is an estate or trust, each fiduciary of such Person and each beneficiary of such Person and (viii) all Affiliates of Affiliates of such Person. Each Company Shareholder shall be deemed to be an "Affiliate" of the Company.

         "Business Day" means each day other than a Saturday or a Sunday or a day on which banks in San Francisco, California are authorized or required to be closed.

         "Idaho Statute" means the Idaho Business Corporations Act, as amended.

         "Company Closing Liabilities" means the aggregate amount, at the Closing Date, of (i) liabilities of the Company properly shown on a balance sheet prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), each such liability in the amount properly shown on a balance sheet properly prepared in accordance with GAAP, (ii) all prepayment premiums that would be payable if all Company Closing Liabilities were paid in full on the Closing Date (whether or not any such liability actually is so paid) and (iii) contingent liabilities, claims and assessments of which the Company or a Company Shareholder has received written notice or which has been asserted or threatened orally or in writing to the Company or a

                                      -2-                       Merger Agreement

Company Shareholder, (even if such items would not properly be shown on a balance sheet pursuant to the provisions of GAAP), each in the amount that is the loss, cost and expense that the Company is reasonably likely to incur on account of such liability, claim or assessment.

         "Company Share" means an issued and outstanding share of common stock of the Company.

         "Contract"   means  each  contract,   agreement,   lease,   commitment,
arrangement, plan and understanding to which the Company is a party, whether or not legally enforceable by the other party or parties thereto.

         "Debt" of any Person means all obligations for borrowed money and overdrafts, all obligations evidenced by bonds, debentures, notes or other similar instruments, all obligations to pay the deferred purchase price of property or services, except trade accounts payable, payroll liabilities and deferred revenues arising in the ordinary course of business consistent with past practice, all obligations as lessee which are capitalized in accordance with GAAP, all obligations of others secured by a Lien on any asset of such Person, whether or not such obligations are assumed by such Person, and all obligations of others guaranteed by such Person.

         "Delaware Statute" means the Delaware General Corporation Law, as amended.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as amended from time to time.

         "Financial Statement Date" means December 31, 2000.

         "GAAP" means generally accepted accounting principles applied on a basis consistent with that used to prepare the Financial Statements.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Intellectual Property Right" means any trademark, service mark, registration thereof or application for registration therefor, trade name, invention, patent, patent application, trade secret, know-how, copyright, copyright registration, application for copyright registration, or any other similar type of proprietary intellectual property right, in each case which is owned or licensed and used or held for use by the Company.

                                       -3-                      Merger Agreement

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, as amended from time to time.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Majority Company Shareholders" means Company Shareholders that own, at the time of determination (or, if the time of determination is after the Closing Date, that owned at the Closing Date), in the aggregate, not less than 51% of the total number of Company Shares then owned by all of the Company Shareholders.

         "Material Adverse Change" means a material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Company.

         "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company.

         "1933 Act" means the Securities Act of 1933 and the rules and regulations issued thereunder, as amended from time to time.

         "1934 Act" means the Securities Exchange Act of 1934 and the rules and regulations issued thereunder, as amended from time to time.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Prepayment Premium" means any premium, penalty or compensation payable upon the repayment of any obligation prior to its stated maturity.

         To "Register" any securities means to effect the registration of such securities by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document. The words "Registered" and "Registration" have corresponding meanings.

         "Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act and any successor rule to substantially the same effect, in each case as amended from time.

         "Tax" payable by any Person means any tax or governmental charge or assessment imposed on such Person, including without limitation any tax or governmental charge or assessment measured by such Person's net income, gross income, gross receipts or sales; any use, ad valorem, value added, franchise, profits, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, alternative or add-on minimum tax or governmental charge or assessment; any withholding of amounts paid to or by such Person on account of any such tax or governmental charge or assessment; and any interest

                                      -4-                       Merger Agreement
or any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any Tax.

         "Transfer Tax" means any stock transfer, other transfer, sales, use, documentary, stamp, registration and other similar Tax imposed on any party to this Agreement by reason of its entry into this Agreement and the completion of the transactions contemplated hereby on the Closing Date, but excluding Taxes imposed on any party measured by the net or gross income of such party.

         "Treasury  Regulations"  means  the  regulations   promulgated  by  the
Department of Treasury pursuant to the Internal Revenue Code and published in the Code of Federal Regulations, as amended from time to time.

                                 2. The Merger

         2.1 The Merger Generally. At the Merger Time, the Company shall be merged with and into Newco in accordance with the Idaho Statute and the Delaware Statute (the "Merger"), whereupon the separate existence of the Company shall cease, and Newco shall be the surviving corporation. From and after the Merger Time, title to all property owned by each of Newco and the Company shall be vested in Newco, and Newco shall have all liabilities of Newco and the Company, all as provided by the Idaho Statute and the Delaware Statute. At the Merger Time, the certificate of incorporation and bylaws of Newco, as the surviving company of the Merger, shall continue to be the same as the certificate of incorporation and bylaws of Newco in effect at the Merger Time. From and after the Merger Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of Newco at the Merger Time shall continue to be the directors and officers of Newco, as the surviving company of the Merger.

         2.2 Conversion of Company Shares. At the Merger Time:

         (a) Each share of capital stock of the Company held by the Company as treasury stock immediately prior to the Merger Time shall be cancelled, and no payment shall be made with respect thereof.

         (b) Each share of common stock of Newco outstanding immediately prior to the Merger Time shall continue to be one share of common stock of Newco, as the surviving company of the Merger, and after the Merger Time shall constitute the only outstanding shares of capital stock of Newco, as the surviving company of the Merger.

         (c) Each Company Share outstanding immediately prior to the Merger Time shall be converted into:

              (i) a number of Acquiror Preferred Shares equal to 2,000,000 divided by the total number of Company Shares outstanding immediately prior to the Merger Time; and

              (ii) a cash payment in the amount of $500,000 divided by the total number of Company Shares outstanding immediately prior to the Merger Time; and

                                      -5-                       Merger Agreement

              (iii) a promissory note of the Acquiror in substantially the form of Exhibit A, in an original principal amount equal to $500,000 divided by the total number of Company Shares outstanding immediately prior to the Merger Time (subject to adjustment pursuant to Section 2.5 (p. 9)) (each, an "Acquiror Note")

         Each Company Shareholder shall receive a single Acquiror Note in a principal amount equal to $500,000 multiplied by the number of Company Shares held by it immediately prior to the Merger Time divided by the total number of Company Shares outstanding immediately prior to the Merger Time.

         (d) No fractional Acquiror Shares shall be issued in the Merger. If a Company Shareholder would be entitled to receive a fractional Acquiror Share, such Company Shareholder shall instead receive, in lieu thereof, an amount in cash determined by multiplying $2.75 by the fraction of an Acquiror Share to which such Company Shareholder would otherwise have been entitled.

         2.3 Closing.

         (a) The closing of the transactions necessary to effect the Merger shall take place at the offices of the Acquiror in San Francisco on a date (the "Closing Date") on or before the Closing Deadline (as defined below) designated by the Acquiror by not less than three days prior written notice to the Company Shareholders or, if the Acquiror fails to designate such a date, the Closing Deadline (or in any event, another date agreed to by the Acquiror and the Majority Company Shareholders). If any Company Shareholder at any time notifies the Acquiror that the conditions precedent set forth in Article 3 to the obligation of the Acquiror to consummate the Merger have been or shall be satisfied on a particular date, the Acquiror shall use its best efforts to designate a Closing Date that is as soon as is reasonably practicable after the date such conditions precedent are satisfied. The "Closing Deadline" means March 14, 2001, or such later date that the parties may agree upon as the deadline to complete the transactions necessary to consummate the Merger pursuant to this Agreement.

         (b) On the Closing Date, the Acquiror shall:

              (i) deliver to each Company Shareholder a newly-issued certificate representing 50% of the Acquiror Shares to be issued to such Company Shareholder pursuant to the Merger (rounded to the nearest whole share) and issue to each Company Shareholder a newly-issued certificate representing the remaining Acquiror Shares to be issued pursuant to the Merger but retain possession of such certificates as contemplated by the Shareholder Pledge Agreement referred to below, all such certificates being registered in the name of the respective Company Shareholders;

              (ii) deliver to each Company Shareholder the cash payment required pursuant to Section 2.2(c)(ii) (which cash payments shall be made, in the case of Company Shareholders Sockeye Trading, LLC and Ramsey Financial, Inc., by wire transfer of immediately available funds, and in the case of all other Company Shareholders, by delivery of a check);

              (iii) execute and deliver to each Company Shareholder an Acquiror Note;

                                      -6-                       Merger Agreement

              (iv) execute and deliver to the Company Shareholders a Pledge Agreement in substantially the form attached as Exhibit B (the "Acquiror Pledge Agreement");

              (v) execute and deliver to the Company Shareholders a Registration Rights Agreement in substantially the form attached as Exhibit D (the "Registration Rights Agreement"); and

              (vi) deliver a form of Employment Offer Letter for the persons identified on Schedule 2.3(b)(vi) (the "Employees"). The Offer Letters will be delivered to the Employees in substantially the form attached as Exhibit E after the close; and

              (vii) execute and deliver a Consulting Agreement to Sawtooth Investment Management, LLC in substantially the form attached as Exhibit F.

              (c) On the Closing Date:

              (i) each Company Shareholder shall deliver to the Acquiror a certificate or certificates registered in such Company Shareholder's name representing all of the Company Shares owned by such Company Shareholder, duly endorsed or accompanied by stock powers duly endorsed in the name of the Acquiror;

              (ii) each Company Shareholder shall execute and deliver to the Acquiror a Shareholder Pledge Agreement in substantially the form attached as Exhibit C (the "Shareholder Pledge Agreement");

              (iii) each Company Shareholder shall execute and deliver to the Acquiror the Registration Rights Agreement; and

              (iv) Sawtooth Investment Management, LLC shall execute and deliver to the Acquiror the Consulting Agreement.

         (d) On the Closing Date (or, if not reasonably practicable, on the following Business Day), the Company and Newco shall file with the Secretary of State of the State of Delaware a certificate of merger complying with the Delaware Statute and shall file with the Secretary of State of the State of Idaho articles of merger complying with the Idaho Statute, and shall make all other filings and take all other actions required by the Delaware Statute and the Idaho Statute in connection with the Merger. The Merger shall become effective at the "Merger Time," which is the time at which such certificate of merger and articles of merger are duly filed with both the Secretaries of State of the State of Delaware and of the State of Idaho.

         (e) Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Sections 252 and 251 of the Delaware Statute, Title 30, Chapter 1, sections 1101 - 1106 of the Idaho Statute, other applicable provisions of the Delaware Statute and the Idaho Statute and other applicable laws and regulations to consummate the Merger. At and after the Merger Time, the officers and directors of the Acquiror and Newco shall be authorized to execute and deliver, in the name and on behalf of the Acquiror or Newco, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Acquiror or Newco, any other actions and things to vest, perfect or confirm of record or otherwise in Newco any and all right, title and interest in, to and under any of the rights, properties or assets of the Company.

                                      -7-                       Merger Agreement

         2.4 Company Closing Liabilities.

         (a) As promptly as practicable after the Closing Date (but in no event more than 30 days after the Closing Date), the Acquiror shall cause a balance sheet of the Company as at the closing of business on the Closing Date, but without giving effect to the Merger (the "Closing Balance Sheet"), to be prepared in accordance with GAAP, and shall prepare a certificate based on such Closing Balance Sheet (among other things) setting forth the Acquiror's calculation of the Company Closing Liabilities, and the Acquiror shall deliver the Closing Balance Sheet and such certificate to the Company Shareholders.

         (b) If any Company Shareholder disagrees with the Acquiror's calculation of the Company Closing Liabilities, such Company Shareholder shall raise such disagreement with the other Company Shareholders. The Majority Company Shareholders may agree upon a proposed alternative calculation of the Company Closing Liabilities, whereupon the Majority Company Shareholders may prepare one (and only one) notice of such alternative calculation (the "Notice of Alternative Calculation"), which shall set forth in detail the Majority Company Shareholders' calculation of the Company Closing Liabilities and shall describe and explain each item and amount included in the Acquiror's calculation of Company Closing Liabilities with which the Majority Company Shareholders disagree, and shall set forth in detail an alternate amount calculated by the Majority Company Shareholders. The Notice of Alternative Calculation, if any, shall be delivered to the Acquiror within 30 days after the Acquiror delivers the documents referred to in subsection (a) to the Company Shareholders. Any calculation, item or amount shown on the Acquiror's Closing Balance Sheet or calculation of the Company Closing Liabilities that is not specifically disagreed with in such a Notice of Alternative Calculation signed by the Majority Company Shareholders and timely delivered shall be deemed to have been agreed to by each of the Company Shareholders.

         (c) If a Notice of Alternative Calculation shall be duly prepared, signed and delivered as described in subsection (b), it shall be binding on the Company Shareholders and the parties shall use their best efforts to reach agreement on the disputed items or amounts in order to agree thereupon, none of which agreed-upon amounts shall be more favorable to the Acquiror than the amount thereof initially calculated by the Acquiror nor more favorable to the Company Shareholders than the amount thereof set forth in the Notice of Alternative Calculation. Any such amount agreed upon by the Acquiror and the Majority Company Shareholders shall be conclusive and binding upon all parties hereto, including any Company Shareholders that do not agree to it.

         (d) If the Acquiror and the Majority Company Shareholders are not able to reach agreement as to the amount of the Company Closing Liabilities within 30 days after the Acquiror's receipt of the Notice of Alternative Calculation, then ArthurAndersen, LLP shall determine the disputed amount of the Company Closing Liabilities, which determination shall be binding upon all parties hereto. In making such determination, such accountants shall follow the definition of "Company Closing Liabilities" and, in addition, shall consider only those calculations, items and amounts shown on the Acquiror's calculations of the Company Closing Liabilities that were specifically disagreed with in a Notice of Alternative Calculation signed by

                                      -8-                       Merger Agreement
the Majority Company Shareholders and timely delivered. Moreover, the amount of the Company Closing Liabilities determined by such accountants shall not be greater than the amount set forth in the Acquiror's certificate or less than the amount set forth in the Notice of Alternative Calculation. Judgment upon any award rendered by such accountants may be entered in any court having jurisdiction thereof.

         (e) The Acquiror on the one hand, and the Company Shareholders (jointly and severally) on the other hand, shall bear a portion of the reasonable costs and expenses incurred in connection with such accountants' review and determination (including without limitation such party's and the other party's out-of-pocket attorneys' fees and expenses and out-of-pocket expenses incurred in gathering and presenting information to the accountants) based on the ratio of the difference between the finally determined amount and the amount proposed by such party and the total amount in dispute. For example, if the Acquiror's calculation of the Company Closing Liabilities was $200,000 and the amount shown in the Notice of Alternative Calculation was $150,000, the amount in dispute would be $50,000. If the accountants were ultimately to resolve the matter by determining that the amount of the Company Closing Liabilities is $180,000, the Acquiror would bear 40% of the expenses referred to above ($20,000 divided by $50,000) and the Company Shareholders would jointly and severally bear 60% of the expenses referred to above ($30,000 divided by $50,000). As a condition to referring any dispute to such accountants rather than having the Acquiror's calculation be determinative, the Company Shareholders shall provide reasonably adequate assurances to the Acquiror that they will pay their portion of the cost of such accountants' review.

         2.5 Adjustment of Merger Consideration. Within 30 days after final determination of the amount of the Company Closing Liabilities pursuant to
Section 2.4 (whether upon the failure of the Majority Company Shareholders to object timely to the Acquiror's calculation thereof, upon agreement between the Acquiror and the Majority Company Shareholders or upon determination by the accountants referred to in Section 2.4(d)):

              (i) The principal amount of each Acquiror Note shall be automatically reduced by such Acquiror Notes' pro rata share (based on the respective original principal amounts of the Acquiror Notes) of the amount (if any) by which the Company Closing Liabilities exceeds $60,000, without any notice or further action by any Person, effective as of the Closing Date (so that interest shall accrue from the Closing Date on the principal amount as so reduced).

              (ii) If the amount of the Company Closing Liabilities is greater than $560,000, the Acquiror Notes shall be cancelled in their entirety and the Company Shareholders shall be jointly and severally obligated, at their option, either:

         (A)  to pay to the  Acquiror  an amount in cash  equal to the lesser of
              (x) the amount by which the Company Closing Liabilities exceed $560,000 or (y) $6,000,000, and/or

         (B) to return to the Acquiror a number of Acquiror Shares equal to the amount payable pursuant to clause (A) (less any cash payments made pursuant to clause (A)) divided by $2.75.

                                      -9-                       Merger Agreement

                            3. Conditions Precedent

         3.1 Conditions to the Obligations of All Parties. The obligations of the Acquiror, Newco, the Company and each Company Shareholder to consummate the Merger are subject to the satisfaction of the following conditions precedent:

         (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Merger;

         (b) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger pursuant to this Agreement shall have been obtained; and

         (c) No proceeding seeking to prohibit the Merger shall have been instituted by any Person other than a party hereto before any court, arbitrator or governmental body, agency or official and be pending.

         3.2 Conditions to Obligations of the Acquiror and Newco. The obligations of the Acquiror and Newco to consummate the Merger, to issue the Acquiror Shares and to deliver the Acquiror Notes are subject to the satisfaction (or the written waiver by the Acquiror) of the following further conditions precedent:

         (a) Tender by the Company Shareholders of the documents required to be delivered by Section 2.3(c) (p. 7);

         (b) The Company and each Company Shareholder shall have performed in all material respects all of their obligations hereunder required to be performed on or before the Closing Date;

         (c) The representations and warranties of the Company and each Company Shareholder contained in this Agreement and in any certificate or other writing delivered by the Company or any Company Shareholder pursuant hereto shall be true and correct in all material respects;

         (d) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by the Acquiror of the business of the Company after the Closing Date;

         (e) Tender to the Acquiror of the resignations of each member of the Company's board of directors;

         (f) Receipt by the Acquiror of a certificate of the president of the Company to the effect set forth in paragraphs (b) and (c) above; and

         (g) Receipt by the Acquiror of all documents it may reasonably request relating to the existence of the Company and each Company Shareholder that is not a natural person and the authority of the Person executing this Agreement on behalf of the Company and each such Company Shareholder, all in form and substance reasonably satisfactory to the Acquiror.

                                      -10-                      Merger Agreement

         3.3 Conditions to Obligations of the Company and the Company Shareholders. The obligations of the Company and each Company Shareholder to consummate the Merger is subject to the satisfaction (or the written waiver by the Majority Company Shareholders) of the following further conditions precedent:

         (a) Tender by the Acquiror of the documents and cash payments required to be delivered by Section 2.3(b) (p. 6);


         (b) The Acquiror and Newco shall have performed in all material respects all of their obligations hereunder required to be performed on or before the Closing Date;

         (c) The representations and warranties of the Acquiror and Newco contained in this Agreement and in any certificate or other writing delivered by the Acquiror or Newco pursuant hereto shall be true and correct in all material respects;

         (d) Receipt by the Company Shareholders of a certificate of the chief executive officer of the Acquiror to the effect set forth in paragraphs (b) and
(c) above; and

         (e) Receipt by the Company Shareholders of all documents the Company Shareholders may reasonably request relating to the existence of the Acquiror and Newco and the authority of the Person executing this Agreement on behalf of the Acquiror and Newco, all in form and substance reasonably satisfactory to the Majority Company Shareholders.

                    4. Seller Representations and Warranties

         The Company and the Company Shareholders hereby represent and warrant to the Acquiror, on the date hereof and on the Closing Date, as follows:

         4.1 Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Idaho, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Company Shareholder that is a corporation, limited partnership, limited liability company or similar entity is a corporation or other such entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has all corporate or legal powers required to execute, deliver and perform this Agreement, the Shareholder Pledge Agreement and the Registration Rights Agreement. Each Company Shareholder that executes this Agreement as a trustee, executor or personal representative has all fiduciary powers (pursuant to the instruments and agreements establishing such trust or estate and applicable law) required to execute, deliver and perform this Agreement, the Shareholder Pledge Agreement and the Registration Rights Agreement as such a trustee, executor or personal representative.

         4.2 Authorization. The execution, delivery and performance by the Company and each Company Shareholder of this Agreement, the Shareholder Pledge Agreement and the Registration Rights Agreement and the consummation by the Company and each Company Shareholder of the transactions contemplated hereby are within such party's corporate or legal powers and have been duly authorized by all necessary corporate, entity, shareholder, partner,

                                      -11-                      Merger Agreement
member, trustee and beneficiary actions. The Company's board of directors has unanimously adopted, approved, declared the advisability of and recommended to the Company's shareholders this Agreement and the Merger. The Company Shareholders have unanimously adopted and approved this Agreement and the Merger. This Agreement constitutes a valid and binding agreement of the Company and each Company Shareholder; the Shareholder Pledge Agreement and the Registration Rights Agreement, when executed and delivered on the Closing Date, will each constitute a valid and binding obligation of each Company Shareholder; and each Consulting Agreement and Employment Offer Letter, when executed and delivered on the Closing Date, will constitute a valid and binding obligation of the Company Shareholder party thereto.

         4.3 Governmental Authorization; Consents. The execution, delivery and performance by the Company and each Company Shareholder of this Agreement, the Shareholder Pledge Agreement, the Registration Rights Agreement, the Consulting Agreement and Employment Offer Letters, and the consummation of the Merger, require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than the filing of a certificate of merger and articles of merger as contemplated by Section 2.3(d). No consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which the Company or any Company Shareholder is a party or by which any of them is bound is required or necessary for the execution, delivery and performance of this Agreement, the Shareholder Pledge Agreement, the Registration Rights Agreement, the Consulting Agreement or the Employment Offer Letters by the Company and each Company Shareholder or the consummation of the transactions contemplated hereby.

         4.4 Non-Contravention. The execution, delivery and performance by the Company and each Company Shareholder of this Agreement, the Shareholder Pledge Agreement, the Registration Rights Agreement, the Consulting Agreement and the Employment Offer Letters and the consummation of the Merger do not and will not
(a) contravene or conflict with the articles of incorporation or bylaws of the Company or the articles of incorporation, bylaws or other governing documents of such Company Shareholder (including such Company Shareholder's partnership agreement, limited liability company agreement, trust agreement or other agreement or instrument, as the case may be), (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or such Company Shareholder; (c) contravene or conflict with, or constitute a violation of or default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company under, or to a loss of any material benefit to which the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any license, franchise, permit or other similar authorization held the Company; (d) contravene or conflict with or constitute a violation of or default under any material provision of any agreement, contract or other instrument binding upon such Company Shareholder or (e) result in the creation or imposition of any Lien on any asset of the Company.

                                      -12-                      Merger Agreement

         4.5 Title. As of the Closing Date and as of the date hereof, each Company Shareholder owns, legally, beneficially and of record, the number of Company Shares set forth under such Company Shareholder's name on the signature pages of this Agreement, subject to no Liens. All of the Company Shares owned by each Company Shareholder have been duly authorized and validly issued and are fully paid and nonassessable.

         4.6 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of common stock and 25,000,000 shares of preferred stock. As of the date hereof, there are issued and outstanding 15,080,000 Company Shares and no shares of preferred stock are issued or outstanding. No employee or other Person holds any option to purchase any shares of common stock of the Company that is now exercisable or may at any time in the future become exercisable, except for options that will be exercised or cancelled at or before the Closing Date. Except as described in this Section, as of the date hereof and the Closing Date, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or obligations of the Company to issue, deliver, repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (whether or not now exercisable).

         4.7 No Subsidiaries. There are no subsidiaries of the Company. The Company does not hold any shares of capital stock of any other corporation.

         4.8 Financial Statements. The audited balance sheet ("Balance Sheet"), income statement, statement of cash flows and related footnote disclosures of the Company at the Financial Statement Date and for the fiscal year of the Company then ended, which have been delivered to the Company before the date hereof (the "Financial Statements"), fairly present, in accordance with GAAP, the financial position of the Company as of the date thereof and the results of operations and cash flows for the period then ended.

         4.9 Absence of Certain Changes. Except as required by this Agreement or reflected on Schedule 4.9, since the Financial Statement Date, the Company has conducted its business in the ordinary course consistent with past practices and there has not been:

         (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

         (b) any declaration, setting aside or payment of any dividend or other distribution on any shares of the Company's capital stock, any payment on account of the purchase, redemption, retirement or acquisition of any shares of the Company's capital stock or any option, warrant or other right to acquire shares of the Company's capital stock;

         (c) any amendment of any term of any outstanding security of the Company;

         (d) any incurrence or assumption by the Company of any Debt;

                                      -13-                      Merger Agreement

         (e) any creation or assumption by the Company of any Lien, other than Liens arising in the ordinary course of business consistent with past practice which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $25,000 in the aggregate and (iii) do not in the aggregate materially detract from the value of the Company's assets or materially impair the use thereof in the operation of its business;

         (f) any making or acquisition of any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise, other than demand deposits and short-term cash investments made in the ordinary course of business consistent with past practice;

         (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

         (h) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practice (and other than pursuant to this Agreement);

         (i) any change in any method of accounting or accounting practice by the Company;

         (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) event or communication which causes the Company, any Company Shareholder or the Acquiror to believe that any key employee may not continue to be employed by the Company after the Closing Date, (iv) increase in benefits payable under an existing severance or termination pay policy or employment agreement or (v) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company, whether or not in the ordinary course of business or consistent with past practice; or

         (k) any labor dispute, other than routine or immaterial individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company.

         4.10 Properties. The Company does not own any real property or fixtures, including without limitation any plants, buildings, structures or land. The Company has and will have after the Closing Date good and marketable title to (or in the case of leased property valid leasehold interests in) all property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Financial Statement Date, except for
(i) assets that are not necessary to the operations of the Company and are in the aggregate not material and (ii) inventory, in each case to the extent sold in the ordinary course of business consistent with past practice. None of such properties or assets is subject to any Liens, except Liens disclosed in

                                      -14-                      Merger Agreement
the Financial Statements securing obligations disclosed in such Financial Statements and Liens that could be incurred after the Financial Statement Date without causing the representation in Section 4.9(e) (p. 14) to be untrue.

         4.11 No Undisclosed Material Liabilities. There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

              (i)  liabilities  disclosed or provided for in the Balance  Sheet;
         and

              (ii) liabilities incurred in the ordinary course of business consistent with past practice and in compliance with Section 4.9 (p.
         14) since the Financial Statement Date.

The Company has not guaranteed any obligation of any other Person.

         4.12 Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company or any Company Shareholder threatened against or affecting, the Company or any of its properties before any court or arbitrator or any governmental body, agency, official or authority which, if determined or resolved adversely to the Company in accordance with the plaintiff's demands, would reasonably be expected to have a Material Adverse Effect.

         4.13 Material Contracts. Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in Schedule 4.13, the Company is not a party to or subject to:

              (i) any lease providing for annual rentals of $10,000 or more;

              (ii) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company of $10,000 or more;

              (iii) any sales, distribution or other similar Contract providing for the sale by the Company of goods that provides for annual payments to the Company of $10,000 or more;

              (iv) any partnership, joint venture or other similar Contract;

              (v) any Contract relating to Debt of the Company;

              (vi) any license agreement, franchise agreement or Contract in respect of similar rights granted to or held by the Company;

              (vii) any agency, dealer, sales representative or other similar Contract;

              (viii) any Contract that substantially limits the freedom of the Company to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company after the Closing Date; or

              (ix) any other Contract not made in the ordinary course of business consistent with past practice that is material to the Company.

         4.14 Compliance with Laws; No Defaults. The Company is not in violation of, and has not since January 1, 2000 violated, any applicable provision of any laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is not in default

                                      -15-                      Merger Agreement
under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any agreement relating to Debt of the Company or
(ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority.

         4.15 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Company Shareholder or the Company who might be entitled to any fee or commission from the Acquiror, the Company or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

         4.16 Intellectual Property.

         (a) Schedule 4.16 is a complete list of all Intellectual Property Rights of the Company, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

         (b) The Company has not, since January 1, 2000, been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to its business that has not been finally terminated without liability to the Company prior to the date hereof and that involves a claim of infringement of any patents, trademarks, service marks or copyrights. Neither the Company nor any Company Shareholder has any knowledge of any other claim or infringement by the Company, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights. No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company or any Person. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any patent, trademark, service mark or copyright.

         (c) None of the processes and formulae, research and development results and other know-how of the Company, the value of which to the Company is contingent upon maintenance of the confidentiality thereof, has been disclosed by the Company to any Person other than employees, representatives and agents of the Company.

         4.17 Employee Benefits. There is no Person (other than the Company) that at any time conducted the business now conducted by the Company; the Company has not been a member of a controlled group of corporations and trades or businesses (whether or not incorporated) under common control that were treated as a single employer under Section 414 of the Internal Revenue Code. There is no employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue

                                      -16-                      Merger Agreement

Code which is (or has been at any time) maintained by the Company or contributed to by the Company for persons who, at the time of such contribution, were employees of the Company.

         4.18 Environmental Compliance. No notice, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the knowledge of the Company or any Company Shareholder, threatened by any governmental or other entity (i) with respect to any alleged violation by the Company of any Environmental Law (as defined below), (ii) with respect to any alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) with respect to any generation, treatment, storage, recycling, transportation or disposal or release, as defined in 42 U.S.C. " 9601(22) of any Hazardous Substance (as defined below) generated or used by the Company. The Company has not generated, transported, disposed of or arranged for the transportation or disposal (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, as amended, or on any similar state list.

         "Environmental Law" means each federal, state and local statute, law, regulation, ordinance, rule, judgment, judicial decision, order, decree, code, plan, injunction, permit, concession, grant, franchise, license, agreement, or governmental restriction, relating to the environment or to emissions, discharges or releases of Hazardous Substances into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

         "Hazardous Substance" mean any and all pollutants, contaminants, asbestos, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances, materials or wastes.

         4.19 Tax Matters.

         Schedule 4.19 sets forth a list of each Tax Affiliate (as defined below), if any, and the tax periods for which each Person so listed was a Tax Affiliate. No federal income tax returns for the Company have been audited by the Internal Revenue Service and the Company has not agreed with the Internal Revenue Service to any extension of the statute of limitations with respect to its federal income taxes for any year. The Company and each Tax Affiliate have filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all Taxes due as shown on such returns or pursuant to any assessment received by the Company or any Tax Affiliate. The charges, accruals and reserves on the Balance Sheet in respect of Taxes are adequate. Schedule 4.19 sets forth a list of states, territories and jurisdictions (whether foreign or domestic) to which any material Tax is or will be properly payable by the Company as a result of Company activity on or before the Closing Date.

         "Tax Affiliate" during any period means each Person that, during such period, conducted the business now conducted by the Company and each Person that, during such

                                      -17-                      Merger Agreement
period, was a member of (i) the affiliated group of corporations (as defined in Section 1504(a) of the Internal Revenue Code) of which the Company or such Person was a member or (ii) the combined, consolidated or unitary group (for purposes of any applicable state or local Tax) of which the Company or such Person was a member.

         4.20 Transactions with Affiliates. Except as described in Schedule 4.20, the Company is not a party to any Contract with any Affiliate or Company Shareholder.

         4.21 Non-competition. No Company Shareholder has any present intention to engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholder in any corporation or holder of an ownership interest in any other entity, in the business of maintaining a medium for the multilateral exchange of communications bandwidth.

         4.22 Other Information. None of the documents delivered to the Acquiror in connection with the transactions contemplated by this Agreement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

                   5. Acquiror Representations and Warranties

         The Acquiror and Newco hereby represent and warrant to the Company Shareholders, on the date hereof and on the Closing Date, as follows:

         5.1 Organization and Existence. Each of the Acquiror and Newco is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         5.2 Authorization. The execution, delivery and performance by the Acquiror and Newco of this Agreement, the Acquiror Notes, the Acquiror Pledge Agreement, the Registration Rights Agreement, the Consulting Agreement and Employment Offer Letters, and the consummation by the Acquiror and Newco of the transactions contemplated hereby are within the respective corporate powers of the Acquiror and Newco and have been duly authorized by all necessary corporate action on the part of the Acquiror and Newco. Newco's board of directors has unanimously adopted, approved, declared the advisability of and recommended to the Acquiror this Agreement and the Merger. The Acquiror, as sole shareholder of Newco, has adopted and approved this Agreement and the Merger. This Agreement constitutes a valid and binding agreement of the Acquiror and Newco and the Acquiror Notes, the Acquiror Pledge Agreement, the Registration Rights Agreement, the Consulting Agreement and Employment Offer Letters, when executed and delivered on the Closing Date, will constitute valid and binding obligations of the Acquiror.

         5.3 Governmental Authorization. The execution, delivery and performance by the Acquiror and Newco of this Agreement, the Acquiror Notes, the Acquiror Pledge Agreement, the Registration Rights Agreement, the Consulting Agreement and the Employment Offer Letters

                                      -18-                      Merger Agreement
require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

         5.4 Non-Contravention. The execution, delivery and performance by the Acquiror and Newco of this Agreement, the Acquiror Notes, the Acquiror Pledge Agreement, the Registration Rights Agreement, the Consulting Agreement and the Employment Offer Letters do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of the Acquiror or Newco, (b) contravene or conflict with or constitute a violation of any provision of any provision of any law, regulation, judgment, injunction, order or decree binding upon the Acquiror or Newco, (c) contravene or conflict with, or constitute a violation of or default under any agreement, contract or other instrument binding upon the Acquiror or Newco.

         5.5 Title. Upon the issuance and sale contemplated by this Agreement, each Company Shareholder will own, legally, beneficially and of record, the Acquiror Shares represented by a certificate in the name of such Company Shareholder, subject to no Liens. All of the Acquiror Shares will have been duly authorized and validly issued and will be fully paid and nonassessable.

         5.6 Capitalization. The authorized capital stock of the Acquiror consists of 300,000,000 shares of common stock and 60,000,000 shares of preferred stock. As of the date hereof and the Closing Date, there are 17,785,114 shares of Acquiror common stock issued and outstanding and options, warrants and rights to acquire an aggregate of 16,131,815 shares of Acquiror common stock. On or before the Closing Date the Acquiror will have filed the Designation of Rights and Preferences of Series A Preferred Stock in the form attached hereto as Exhibit G. Except as described in this Section, as of the date hereof and the Closing Date, there are no outstanding (i) shares of capital stock or other voting securities of the Acquiror, (ii) securities of the Acquiror convertible into or exchangeable for shares of capital stock or voting securities of the Acquiror or (iii) options or other rights to acquire from the Acquiror, or obligations of the Acquiror to issue, deliver, repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Acquiror (whether or not now exercisable).

         5.7 Financial Statements. The audited balance sheet, income statement and statement of cash flows of the Acquiror at December 31, 1999 and for the fiscal year of the Acquiror then ended, which are included in the Acquiror's Form 10-K/A filed pursuant to the 1934 Act, fairly present, in accordance with generally accepted accounting principles, the financial position of the Acquiror as of the date thereof and the results of operations and cash flows for the period then ended. The Financial Statements presented to the Company on February 22, 2001 for fiscal year 2000, fairly present, in accordance with generally accepted accounting principles, the financial position of the Acquiror as of the date thereof and the results of operations and cash flows for the period then ended, subject to normal year-end adjustments.

         5.8 Absence of Certain Changes. Since December 31, 1999, there has not been any material adverse change in the business, assets, condition (financial or otherwise), result of operations or prospects of the Acquiror, or any event, occurrence, development or state of

                                      -19-                      Merger Agreement
circumstances or facts which could reasonably be expected to result in such a material adverse change.

         5.9 Compliance with Laws; No Defaults. The Acquiror is not in violation of, and has not since December 31, 1999 violated, any applicable provision of any laws, statutes, ordinances or regulations, including without limitation Acquiror's listing agreement with the American Stock Exchange, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Acquiror. The Acquiror is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any agreement relating to Debt of the Acquiror or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority.

         5.10 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Acquiror who might be entitled to any fee or commission from the Company, any Company Shareholder or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

         5.11 SEC Filings. The Acquiror has filed all reports required to be filed with the Securities and Exchange Commission since January 1, 1999 (collectively, the "Acquiror SEC Reports"). None of the Acquiror SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Acquiror SEC Reports, taken together with this Agreement and the other information regarding the Acquiror provided to Michael Boren, David Boren and Doug Bates on February 22, 2001 by the Acquiror, do not, as of the date hereof and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

         5.12 Company Information. The Acquiror has received and reviewed information about the Company, has had an opportunity to discuss the Company's business, management, and financial affairs with its management and to review the Company's facilities. The Acquiror understands that these discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects that the Company considers material, but were not necessarily exhaustive. The Acquiror understands that certain material provided by the Company contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties that may cause the Company's actual results to differ materially from any forward-looking statement. The Acquiror understands that such statements are only projections of possible outcomes and that actual events or results may differ materially. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Acquiror to rely thereon.

                                      -20-                      Merger Agreement

            6. Covenants of the Company and the Company Shareholders

         6.1 Conduct of the Company's Business. From the date hereof until the Closing Date, the Company shall conduct its business in the ordinary course consistent with past practice and use its reasonable efforts to preserve intact its business organization and relationships with third parties and keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company agrees that it shall not:

              (i) adopt any change in its articles of incorporation or bylaws;

              (ii) merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

              (iii) sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing contracts or commitments and in the ordinary course consistent with past practice;

              (iv) pay or discharge any liability or obligation of the Company except when the same becomes due and payable (or, in the case of ordinary trade obligations arising in the ordinary course of business, in the ordinary course consistent with past practice); or

              (v) agree or commit to do any of the foregoing.

The Company shall not (a) take or agree to take any action that would make any representation and warranty of the Company or any Company Shareholder in this Agreement (including without limitation the representations and warranties in Section 4.9 (p. 14)) inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

         6.2 Other Offers. Until after the Closing Date or earlier termination of this Agreement, neither the Company, any Company Shareholder nor any officer, director, employee or agent of any of them shall, directly or indirectly:

              (i) take any action to solicit, initiate or encourage any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company, or the acquisition of any equity interest in the Company, or the acquisition of a substantial portion of the assets of the Company (other than the transaction with the Acquiror contemplated by this Agreement) (an "Acquisition Proposal"); or

              (ii) subject, in the case of the Company only, to the fiduciary duties of the board of directors of the Company under applicable law, as advised by legal counsel of recognized expertise, engage in negotiations with, or disclose any non-public information relating to the Company to, or afford access to the properties, books or records of the Company to, any Person that may be considering making, or has made, an Acquisition Proposal.

The Company and each Company Shareholder shall promptly notify the Acquiror after it receives any Acquisition Proposal or any indication that any Person is considering making an Acquisition Proposal, or any request for non-public information relating to the Company, or for

                                      -21-                      Merger Agreement
access to the properties, books or records of the Company by any Person that may be considering making, or has made, an Acquisition Proposal, and shall keep the Acquiror fully informed as to the status and details of any Acquisition Proposal or such indication or request.

         6.3 Access to Information. From the date hereof until the Closing Date, the Company and each Company Shareholder (a) shall give the Acquiror, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company, (b) shall furnish to the Acquiror, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request and
(c) shall instruct the employees, counsel and financial advisors of the Company to cooperate with the Acquiror in its investigation of the Company; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company or any Company Shareholder hereunder.

         6.4 Confidentiality. Before the Closing Date and after any termination of this Agreement, the Company and each Company Shareholder shall hold, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the Acquiror furnished to the Company or any Company Shareholder in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (a) previously known on a non-confidential basis by the Company or such Company Shareholder, (b) in the public domain other than by reason of the violation of this Section by the Company or a Company Shareholder or (c) later lawfully acquired by the Company or such Company
Shareholder from sources other than the Acquiror and not in breach of any confidentiality agreement with the Acquiror; provided that the Company and each Company Shareholder may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement, so long as such Persons are informed by the Company or such Company Shareholder of the confidential nature of such information and are directed by the Company or such Company Shareholder to treat such information confidentially. The obligation of the Company to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, the Company and each Company Shareholder shall, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Acquiror, upon request, all documents and other materials, and all copies thereof, obtained by or on behalf of the Company or any Company Shareholder from the Acquiror in connection with this Agreement that are subject to such confidence.

                                      -22-                      Merger Agreement

         6.5 Notices of Certain Events. The Company and each Company Shareholder shall promptly notify the Acquiror of:

              (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

              (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

              (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Company or any Company Shareholder that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 (p. 15) or that relate to the consummation of the transactions contemplated by this Agreement.

         6.6 Approvals. The Company and the Company Shareholders jointly and severally agree to use reasonable efforts to obtain all consents, authorizations or approvals required for completion of the transactions contemplated hereby.

         6.7 Public Announcements. Neither the Company nor any Company Shareholder shall issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Acquiror (as to, among other things, the content of such press release).

         6.8 Transfer Taxes. The Company Shareholders shall pay when due all Transfer Taxes imposed on the Company Shareholders as a result of any transfer of Company Shares to Acquiror pursuant to the Merger, and the Company Shareholders jointly and severally agree to indemnify and hold harmless the Acquiror and the Company from and against any such Transfer Taxes.

         6.9 Shareholder Actions. Each Company Shareholder shall take all actions available to it to cause the Company to comply with the covenants set forth in this Article 6, including but not limited to voting its Company Shares in opposition to any action that would violate such covenants and voting its Company Shares in favor of actions taken to cause the Company to comply with such covenants (including without limitation the removal of directors).


                             7. Acquiror Covenants

         7.1 Confidentiality. Before the Closing Date and after any termination of this Agreement, the Acquiror shall hold, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the Company furnished to the Acquiror in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (a) previously known on a non-confidential basis by the Acquiror, (b) in the public domain other than by reason of the Acquiror's violation of this Section or (c) later lawfully acquired by the Acquiror from sources other than a Company Shareholder or

                                      -23-                      Merger Agreement
the Company and not in breach of any confidentiality agreement with the Company or the Company Shareholders; provided that the Acquiror may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement, so long as such Persons are informed by the Acquiror of the confidential nature of such information and are directed by the Acquiror to treat such information confidentially. The obligation of the Acquiror to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, the Acquiror shall, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, obtained by or on behalf of the Acquiror from the Company Shareholders and the Company in connection with this Agreement that are subject to such confidence.

         7.2 Director. The Acquiror shall use its best efforts to cause Michael Boren and David Boren to be nominated and elected to the board of directors of the Acquiror as soon as reasonably practicable after the Merger Time, subject to the following conditions precedent: (i) they shall cooperate in the preparation of the relevant proxy statement and furnish all information required for such proxy statement and (ii) they shall not have been convicted of a felony or violation of any securities laws, or otherwise be unqualified to serve as a director of the Acquiror.

         7.3 Officers and Directors Insurance Coverage. For at least five years after the Merger Time the Buyer shall use its best efforts to provide officers' and directors' liability insurance covering the Person referred to in Section
7.2 on terms no less favorable than customarily maintained by similar companies (and in any event on terms no less favorable than maintained for similarly-situated directors of the Acquiror).

         7.4 Stock Ownership After Merger.

         (a) Maintenance of Ownership of Newco. Until the first anniversary of the Closing Date, the Acquiror shall not, without the prior written approval of the Majority Company Shareholders (which shall not unreasonably be withheld):

              (i) take any action, or cause or permit Newco to take any action (including without limitation the issuance, sale, transfer or disposition of any capital stock of Newco or options or warrants to acquire capital stock of Newco, the modification of the terms of any outstanding securities of Newco or any recapitalization or similar transaction), if as a result the Acquiror would (x) own less than a majority of the outstanding common stock of Newco, (y) be entitled to less than a majority of the votes to be cast in the election of directors of Newco or (z) be entitled to less than 50% of the value to be distributed on liquidation of Newco (in each case on a fully-diluted basis, i.e. assuming exercise of all options and warrants to acquire capital stock of Newco);

              (ii) cause or permit Newco to sell or dispose of all or substantially all of its assets or to merge, consolidate or combine with any other Person; or

                                      -24-                      Merger Agreement

              (iii) cause or permit Newco to issue any capital stock of Newco (or options or warrants to acquire capital stock of Newco or other securities convertible into capital stock of Newco) ("Newco Equity Securities") except that, so long as clause (i) above is not violated:

         (x) Newco may issue stock options, stock purchase rights and stock bonuses to employees, consultants, officers and directors of Newco as compensation for services performed for Newco and

         (y) if Newco shall first have given the Company Shareholders, not less than 30 days before particular Newco Equity Securities are issued:

              (A) a notice setting forth the price at which Newco proposes to issue such Newco Equity Securities, the general terms of such Newco Equity Securities and the maximum number or amount of such Newco Equity Securities that it proposes to issue (a "Newco Issuance Notice") and

              (B) a form of subscription agreement pursuant to which each Company Shareholder may commit to purchase the Newco Equity Securities described in such Newco Issuance Notice, at the price and on the terms described in such Newco Issuance Notice, up to a maximum number or amount to be specified by such Company Shareholder (a "Newco Subscription Agreement") (it being understood that Newco may impose a minimum subscription requirement on the Company Shareholders by describing it in such Newco Issuance Notice, provided that the minimum subscription shall not in any event have a price in excess of $25,000);

              then Newco may issue the Newco Equity Securities described in such Newco Issuance Notice at any time or from time to time during the 180-day period following the date of such Newco Issuance Notice at the price set forth in such Newco Issuance Notice (or a price that is less favorable to the purchaser) and up to the maximum number or amount set forth in such Newco Issuance Notice, provided that if any Company Shareholder that properly completed, executed and delivered a Newco Subscription Agreement within 20 days after the date of such Newco Issuance Notice is not given the opportunity to purchase the maximum number or amount of such Newco Equity Securities that it subscribed for:


              (1) Newco shall not issue any such Newco Equity Securities to any Person other than a Company Shareholder unless the aggregate amount or number of such Newco Equity Securities issued to the Company Shareholders is not less than the amount or number of such Newco Equity Securities issued to other Persons (i.e. not less than 50% of such Newco Equity Securities are issued to Company Shareholders); and

              (2) if there is more than one such Company Shareholder, the number or amount of Newco Equity Securities that each such Company Shareholder is given the opportunity to purchase shall be allocated among them in proportion to the number of Company Shares each held immediately before the Merger.

                                      -25-                      Merger Agreement

A Company Shareholder who subscribes for Newco Equity Securities may, at its option, pay all or a portion of the purchase price for such Newco Equity Securities by transferring to Newco the Acquiror Note payable to such Company Shareholder, and Newco will treat each Acquiror Note so transferred as if it were cash in an amount equal to its principal amount plus the amount of accrued and unpaid interest at the date so transferred.

         (b) Protection of Pledged Stock. Until payment of all principal, interest and other amounts payable on the Acquiror Notes, the Acquiror shall not, without the prior written approval of the Majority Company Shareholders (which shall not unreasonably be withheld; it being acknowledged that it shall be reasonable for the Majority Company Shareholders to withhold such consent unless Acquiror secures or provides other reasonably satisfactory assurance of its ability to pay when due all amounts outstanding under the Acquiror Notes):

              (i) take any action, or cause or permit Newco to take any action prohibited by subsection (a);

              (ii) cause or permit Newco to issue capital stock to the Acquiror;

              (iii) sell, transfer or dispose of, or create or suffer to exist any Lien on, the shares of Newco common stock held by the Acquiror, other than pursuant to the Acquiror Pledge Agreement; (iv) cause or permit Newco to incur any indebtedness for borrowed money; (v) create or suffer to exist any Lien on any assets of Newco;

              (vi) cause or permit Newco to sell, transfer or dispose of any assets of Newco, other than sales in the ordinary course of business or in exchange for fair market value and other than the disposition or abandonment of assets that are obsolete or no longer usable in Newco's business; or

              (vii) cause or permit Newco to issue options or warrants to purchase Newco's capital stock unless: (A) the exercise price thereof is not less than the fair market value of such stock at the time of issuance of such option or warrant, as determined by the Board of Directors of Newco, and (B) the aggregate number of shares issuable on exercise of such options, if issued, would not (x) constitute more than 10% of the outstanding common stock of Newco, (y) entitle the holders in the aggregate to more than 10% of the votes to be cast in the election of directors of Newco or (z) entitle the holder in the aggregate to more than 10% of the value to be distributed on liquidation of Newco.

         7.5 Approvals. The Acquiror shall obtain all consents, authorizations or approvals required for it to complete the Merger.

         7.6 Public Announcements. The Acquiror shall consult the chief executive officer of the Company before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, shall not issue any such press release or make any such public statement prior to such consultation.

                                      -26-                      Merger Agreement

         7.7 Federal Tax Cooperation. At all times before and after the Closing Date, the Acquiror and Newco shall treat the Merger as a reorganization under
Section 368(a) of the Internal Revenue Code and shall prepare, sign, file and prepare returns and other documents, and take other actions and refrain from taking other actions, so that the Merger will qualify as a reorganization under
Section 368(a) of the Internal Revenue Code and comparable provisions of state or local law. Neither the Acquiror nor Newco, nor the Company or any Company Shareholder, however, is making any representation as to, or undertaking any liability on account of, the characterization or treatment of the transactions contemplated hereby for the purpose of United States federal income taxes or any other Tax measured by the net or gross income of any party, other than as a result of a failure to comply with this Section 7.7 or Section 7.9.

         7.8 Transfer Taxes. The Acquiror shall pay when due all Transfer Taxes imposed as a result of any transfer of Acquiror Shares or Acquiror Notes pursuant to the Merger, and the Acquiror agrees to indemnify and hold harmless the Company Shareholders from and against any such Transfer Taxes.

         7.9 Certain Tax Matters.

         (a) Prior to and at the Merger Time, Acquiror will be in control of Newco within the meaning of Section 368(c) of the Internal Revenue Code ("Control"), and Acquiror has no plan or intention to cause or allow Newco to issue additional shares of its stock that would result in Acquiror losing Control of Newco.

         (b) Following the Merger, Acquiror (or members of its "affiliated group," as defined in Section 1.368-1(d)(4)(ii) of the Treasury Regulations, or a partnership described in Section 1.368-1(d)(4)(iii) of the Treasury Regulations) will cause Newco to continue the Company's historic business or to use a significant portion of its historic business assets in a business within the meaning of Section 1.368-1(d) of the Treasury Regulations.

         (c) Acquiror has no plan or intention to do any of the following: (a) liquidate Newco; (b) merge Newco with and into another corporation; (c) sell or otherwise dispose of the stock of Newco; or (d) cause Newco to sell or otherwise dispose of any of its assets or any of the assets acquired from the Company, except for (A) dispositions of assets made in the ordinary course of business, or (B) transfers expressly permitted by Section 368(a)(2)(C) of the Internal Revenue Code.

         (d) Neither Acquiror nor Newco is (a) an investment company as defined in Section 368(a)(2)(F) of the Internal Revenue Code, or (b) under the jurisdiction of a court in a case under Title 11 of the United States Code or a similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code.

         (e) The payment of cash in lieu of fractional shares of Acquiror stock is solely for the purpose of avoiding the expense and inconvenience to Acquiror of issuing fractional shares and does not represent separately bargained for consideration.

         7.10 1934 Act Filings. With a view to making available to the Company shareholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit

                                      -27-                      Merger Agreement
a Company shareholder to sell securities of the Acquiror to the public without registration, the Acquiror agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

  (b) file with the SEC in a timely manner all reports and other documents required of the Acquiror under the 1933 Act and the 1934 Act; and

 (c) furnish to any Company shareholders, so long as the Company shareholders owns any Acquiror Shares, promptly upon request (i) a written statement by the Acquiror that it has complied with the reporting requirements of Rule 144, the 1933 Act, and the 1934 Act; and (ii) such other information as may be reasonably requested in availing any Company shareholder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

                               8. Investor Matters

         8.1 Representations and Warranties. Each Company Shareholder hereby represents and warrants as to itself that:

         (a) Such Company Shareholder is an "accredited investor" as defined in Rule 501 of Regulation D issued under the 1933 Act.

         (b) Such Company Shareholder, either alone or with the assistance of such Company Shareholder's professional advisors, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such Company Shareholder's investment in the Acquiror.

         (c) Such Company Shareholder has either spoken or met with, or been given reasonable opportunity to speak with or meet with, representatives of the Acquiror for the purpose of asking questions of, and receiving answers and information from, such representatives concerning such Company Shareholder's investment in the Acquiror.

         (d) Such Company Shareholder has sufficient financial resources to be able to bear the risk of such Company Shareholder's investment in the Acquiror.

         (e) Such Company Shareholder will acquire the Acquiror Shares for its own account for investment purposes and not with a view toward the sale or distribution of all or any part of the Acquiror Shares. No one other than such Company Shareholder will have any beneficial interest in the Acquiror Shares acquired by such Company Shareholder.

         8.2 Securities Legended and Not Registered. Each Company Shareholder understands and agrees that, because the Acquiror Shares will not be Registered,
(i) the Acquiror Shares will have the status of securities acquired in a transaction under Section 4(2) of the 1933 Act; and (ii) the Acquiror Shares cannot be sold unless it or they are Registered or an exemption from Registration is available. Each Company Shareholder agrees that it will in no event sell or distribute all or any part of the Acquiror Shares unless (a) there is an effective registration

                                      -28-                      Merger Agreement
statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Acquiror Shares or (b) the Acquiror receives an opinion of counsel for such Company Shareholder of recognized expertise in securities regulation, in form and substance reasonably acceptable to the Acquiror, stating that such transaction is exempt from Registration, or (3) the Acquiror otherwise satisfies itself that such transaction is exempt from Registration.

         Such Company Shareholder consents to (A) the placing of a legend to the foregoing effect on all certificates representing the Acquiror Shares, stating that such securities have not been Registered and setting forth the restriction on transfer contemplated hereby and (B) the placing of a stop transfer order on the books of the Acquiror and with any transfer agents against the Acquiror Shares, as deemed necessary by the Acquiror to comply with such restrictions. Each Company Shareholder understands that, except pursuant to the Registration Rights Agreement, the Acquiror has no obligation to such Company Shareholder to Register the Acquiror Shares, and has not represented to such Company Shareholder that it will Register the Acquiror Shares.

                          9. Survival; Indemnification

         9.1 Survival. The covenants, agreements, representations and warranties of the Acquiror and each Company Shareholder (but not the Company) contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive until eighteen months after the Closing Date or, in the case of the representations and warranties contained in Sections 4.2, 4.5, 4.15, 4.17, 4.18, 4.19, 5.2, 5.5, and 5.10 and the covenant contained in Section 6.8 (p. 24), until expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under
Section 9.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if written notice in reasonable detail of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants, agreements, representations and warranties of the Company contained in this Agreement shall expire upon the closing of the Merger.

         9.2 Indemnification.

         (a) The Company Shareholders shall jointly and severally indemnify the Acquiror (and, effective at the Closing Date, the Company) against, and hold them harmless from, any and all damages, losses, liabilities and expenses (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (other than Company Closing Liabilities, to the extent the principal amount of the Acquiror Notes and the number of Acquiror Shares delivered are reduced on account thereof pursuant to Section 2.5 (p. 9)) ("Damages") incurred or suffered by the Acquiror or the Company arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by any Company Shareholder pursuant to this Agreement, provided in the case of Damages arising out of any Company Shareholder's misrepresentation or breach of a

                                      -29-                      Merger Agreement
provision of Article 8, each Company Shareholder's indemnity shall extend only to Damages arising out of its own misrepresentation or breach, and not that of other Company Shareholders.

         (b) The Company Shareholders shall have no obligation pursuant to subsection (a) unless the total amount that would be payable by the Company Shareholders to the Acquiror pursuant to such subsection for all Damages indemnified hereunder (without regard to the limitation in this subsection) exceeds $200,000. After the Merger Time, no Company Shareholder shall have any obligation to the Acquiror on account of Damages arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by any Company Shareholder pursuant to this Agreement (other than those in Articles 2, 6 and 8), except pursuant to subsection (a). The Acquiror's recourse for the obligations of the Company Shareholders pursuant to subsection
(a) shall be limited to the remedies set forth in the Shareholder Pledge Agreement.

         (c) The Acquiror hereby indemnifies each Company Shareholder against and agrees to hold them harmless from any and all Damages incurred or suffered arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Acquiror or Newco pursuant to this Agreement.

         (d) After the Merger Time, neither the Acquiror nor the Company shall have any obligation to the Company Shareholders on account of Damages arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Acquiror pursuant to this Agreement (other than those in Articles 2 and 7), except pursuant to subsection (c).

         9.3 Procedures.

         (a)  The  party   seeking   indemnification   under  Section  9.2  (the
"Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense, provided that failure by the Indemnifying Party to notify the Indemnified Party of its election to control the defense of any such suit, action or proceeding within 30 days after notice thereof is given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to control the defense of such suit, action or proceeding. The
Indemnifying Party shall not, in the defense of any such suit, action or proceeding, consent to the entry of any judgment or enter into any settlement (except, in each case, with the written consent of the Indemnified Party, which consent shall not unreasonably be withheld) which does not include, as to the Indemnified Party, an unconditional release of the Indemnified Party from any and all liability in respect of such suit, claim or proceeding. The Indemnified Party shall cooperate reasonably in the defense of any such suit, action or proceeding.

         (b) If the Indemnifying Party does not assume the defense of any suit, action or proceeding, the Indemnified Party may defend, but shall have no obligation to defend, against such suit, action or proceeding in any manner that it may deem appropriate and, unless the

                                      -30-                      Merger Agreement

Indemnifying Party deposits with the Indemnified Party a sum equivalent to the total amount demanded in such suit, claim or proceeding plus the Indemnified Party's estimate of the cost of defending the same, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement and for all losses and expenses, legal or otherwise, incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.

                                10. Termination

         10.1 Grounds for Termination. This Agreement may be terminated at any time prior to satisfaction of the conditions precedent to be satisfied on the Closing Date:

              (i)  by  mutual   written   agreement  of  the  Majority   Company
         Shareholders and the Acquiror;

              (ii) by the Majority Company Shareholders upon (x) the failure on the Closing Date of a condition to the Company Shareholders' obligation to consummate the Merger set forth in Section 3.3 (p. 11), but only if the conditions set forth in Sections 3.1 and 3.2 are satisfied (or satisfaction of such conditions is tendered by the Company and the Company Shareholders) on or before the Closing Deadline or (y) the repudiation by the Acquiror of this Agreement or its obligations hereunder in writing or breach by the Acquiror of its obligations under
         Article 7 (p. 25), if the Acquiror fails to cure such breach within five Business Days after written notice from the Majority Company Shareholders specifying such breach and referring to this Section;

              (iii) by the Acquiror upon (x) the failure on the Closing Date of a condition to the Acquiror's obligation to consummate the Merger set forth in Section 3.2 (p. 10), but only if the conditions set forth in Sections 3.1 and 3.3 are satisfied (or satisfaction of such conditions is tendered by the Acquiror) on or before the Closing Deadline or (y) the repudiation by the Company or any Company Shareholder of this Agreement or its obligations hereunder in writing or breach by the Company or any Company Shareholder of its obligations under Article 6 (p. 22), if the Company or such Company Shareholder fails to cure such breach within five Business Days after written notice from the Acquiror to the Company Shareholders specifying such breach and referring to this Section;

              (iv) by either the Acquiror or the Majority Company Shareholders, upon the failure on the Closing Date of a condition to all parties' obligations set forth in Section 3.1 (p. 10), or if the Merger is not consummated in circumstances other than those described in clauses (ii) and (iii) above.

The party or parties desiring to terminate this Agreement shall give notice of such termination to the other party or parties.

         10.2 Effect of Termination. If this Agreement is terminated, each party shall remain fully liable for any and all Damages incurred or suffered by the another party as a result of such party's breach of this Agreement.

                                      -31-                      Merger Agreement

                                11. Miscellaneous

         11.1 Notices. All notices and other communications hereunder shall be in writing (including facsimile transmission), and shall be given to each party at the address or telecopier number set forth under its name on the signature page hereof, or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other. Each such notice or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (b) otherwise, when delivered at the address or received at the telecopier number specified in this Section.

         11.2 Amendment; No Waivers; Integration. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Acquiror, the Company and the Majority Company Shareholders or, in the case of a waiver, by the party against whom the waiver is to be effective (or, in the case of waiver that is to be effective against any Company Shareholder, by the Majority Company Shareholders). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, term sheets, understandings and negotiations, both written and oral, among any of the parties with respect to the subject matter of this Agreement.

11.3     Expenses.

         All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, except as otherwise expressly agreed in this Agreement, including without limitation in Sections 2.4 (p. 8). Without limiting the generality of the foregoing, the Company shall bear all expenses incurred by the Company through the Closing Date, including without limitation all fees and expenses of Stoel Rives LLP, counsel to the Company, Balukoff Lindstrom & Co., the Company's auditors, and any "purchaser representative" (as defined in Rule 502 of Regulation D under the 1933 Act) which may be retained by the Company to represent one or more Company shareholders, but shall not bear the costs and expenses of the Company Shareholders (or their counsel, to the extent they are separately represented) in negotiating and entering into this Agreement, providing due diligence information to the Acquiror, or complying with their obligations hereunder.

         11.4 Continuation of Attorney-Client Privilege. The Company has been represented by counsel in connection with the transactions contemplated by this Agreement and representatives of the Company, including Company officers and directors and direct or indirect Company shareholders, have had and through the Closing will have communications with such counsel concerning or related to the transactions contemplated by this Agreement, the reasons for the transactions contemplated by this Agreement, alternatives available to the Company, and

                                      -32-                      Merger Agreement
other similar dissimilar or related or unrelated matters that are entitled to be treated as confidential attorney-client communications under the Idaho Rules of Professional Conduct and Idaho law (collectively, the "Transaction
Communications"). Subsequent to the consummation of the transactions contemplated by this Agreement, the confidential nature of the Transaction Communications shall be preserved and, therefore, the Transaction Communications shall be treated as confidential by the Acquiror and Newco and shall not be directly or indirectly disclosed to or used by the Acquiror or Newco or any representative of the Acquiror or Newco, notwithstanding that the Company will be merged into Newco on the Closing Date and thereafter will be owned by the Acquiror.

         11.5 Assignment. No party hereto may assign, delegate or otherwise transfer any of its obligations or rights under this Agreement.

         11.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Each party submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of California and of any California state court sitting in the City and County of San Francisco for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party irrevocably waives any objection that it may now or hereafter have to the laying of venue in any proceeding brought in such a court, and any claim that any such proceeding was brought in an inconvenient forum.

         11.7 Headings. The headings and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         11.8 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective only when each party hereto shall have received (including without limitation by facsimile transmission) a counterpart hereof signed by each other party hereto.

                                      -33-                      Merger Agreement

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. RateXchange Corporation


                                 By
                                   ---------------------------------------------
                                    President and Chief Executive Officer

                                 Address for Notices:
                                 185 Berry Street, Suite 3515
                                 San Francisco, CA  94107
                                 Facsimile: (415) 371-9801

                                 Xpit.com, Inc.


                                 By
                                   ---------------------------------------------
                                    Title: President

                                 Address for Notices:
                                 815 Park Boulevard, Suite 302
                                 Boise, Idaho 83712
                                 Facsimile: (208) 343-2244

                                 Sockeye Trading, LLC


                                 By
                                   ---------------------------------------------
                                    Title: Managing Member

                                 Address for Notices:
                                 815 Park Boulevard, Suite 302
                                 Boise, Idaho 83712
                                 Facsimile: (208) 343-2244

                                      -34-                      Merger Agreement

                                 Ramsey Financial, Inc.


                                 By
                                   ---------------------------------------------
                                    Title: President

                                 Address for Notices:
                                 108 S Madison Avenue
                                 Louisville, Kentucky  40243
                                 Facsimile:

                                      -35-                      Merger Agreement

                                                            Schedule 2.3(b)(vii)
                                                                       Employees

         1. Joe Coffland

         2. Michael Shelton

         3. James Price

         4. Shane Pielli

         5. Kelly Beale

         6. Paul Price

         7. Matthew Cooley

         8. Paxton Powers

         9. Troy Wood

                                      -36-                      Merger Agreement

                                                                    Schedule 4.9
                                                      Absence of Certain Changes

1. On or about March 1, 2001, the Company issued a warrant to acquire 360,000 shares of Company common stock at an exercise price of $40.00 per share to Sisbro Private Equity, L.P. ("Sisbro"), pursuant to Section 5 of that certain Mutual Release and Agreement, dated as of July 24, 2000, between the Company and Sisbro. Sisbro's rights to exercise the warrant will expire at or before the Closing.

2. Please see March 6, 2001 email from Doug Bates to Mike Cairns describing a change in the Company's method for accruing receivables.

                                      -37-                      Merger Agreement

                                                                   Schedule 4.13
                                                              Material Contracts

         1. The Company has trading relationships with approximately 40 clients. The contracts relating to such relationships are terminable at will by clients. Clients pay $.75 to $1.00 per side per contract. The Company also has monthly income from Allied Irish for use of the Value At Risk simulator.

         2. Vendor / other expenses:

              A. Telephone service with Qwest (joint service with Sawtooth, with approximately $750 per month allocated to Xpit)

              B. Tuition payments for Paul Price, $8400/ year

              C. Host Pro internet hosting services and rack: $1100/mo

              D. Futures Source data fee: $1809/mo

              E. Five year lease for new office space at CW Moore Plaza. Approx. 2402 useable square feet at $4520.42 per month for 5 years. Sawtooth will occupy 645 square feet and the Company will occupy 1757 square feet. The Company's portion of the lease expense is $3306.57 per month for five years.

              F. CME: $1,000 per month

              G. Interactive Brokers: communications expense of $400 per month and minimum usage of $1,600 per month. Cancelable on 30 days' notice.

                                      -38-                      Merger Agreement

                                                                   Schedule 4.16
                                                           Intellectual Property

1. The following is a brief description of the Company's Intellectual Property:

         A. Method for analyzing risk of current working orders to verify they do not exceed pre-set risk parameters

         B.   Optimized   algorithm  for  calculating   risk  charge  rates  for
              inter-commodity spreads

         C.   Method for efficiently maintaining a multi-language website

         D. Method for calculating aggregate net position of multiple orders, for use in risk analysis

         E. Method for improving the update and polling functions required for an internet-based application

         F.   Method  for  optimally   routing   trading  orders  among  various
              worldwide exchanges to achieve prompt order execution

         G. Caching mechanism to provide scalability and improved speed for quote information

         H. Caching mechanism to increase efficiency in responding to quote requests generated by web servers

         I.   Value-at-risk algorithm for real and simulated portfolios

2. The Company does not have any patents, trademarks, registrations or copyrights for any of its Intellectual Property. All Intellectual Property described in Item #1 above is owned by the Company and not subject to any license agreement.

                                      -39-                      Merger Agreement

                                                                   Schedule 4.19
                                                                     Tax Matters

1. Tax Affiliates:

   None.

2. Jurisdictions:

   State of Idaho.

                                      -40-                      Merger Agreement

                                                                   Schedule 4.20
                                                    Transactions with Affiliates

1.  The  Company  leases  office  space  from  Sawtooth  Investment   Management
("Sawtooth"), an Affiliate of the Company, pursuant to a five-year written lease, a copy of which has been provided to Acquiror.

2. The Company currently has no employees. The following persons are employees of Sawtooth, and have provided services to the Company pursuant to an employee leasing arrangement between Sawtooth and the Company:

         1. Joe Coffland

         2. Michael Shelton

         3. James Price

         4. Shane Pielli

         5. Kelly Beale

         6. Paul Price

         7. Matthew Cooley

         8. Paxton Powers

         9. Troy Wood

         10. David Dunn

         11. Timothy Dunn

         The Company expects that, as of the Closing, the employee leasing arrangement with Sawtooth will terminate, the employment of the preceding persons by Sawtooth will be terminated, and each of the preceding persons except David Dunn and Timothy Dunn will be offered employment by Acquiror or Newco.

                                      -41-                      Merger Agreement

                            Acquiror Pledge Agreement

              PLEDGE AGREEMENT dated as of March 12, 2001 made by RateXchange Corporation, a Delaware corporation (the "Grantor"), for the ratable benefit of Sockeye Trading Company, LLC, Ramsey Financial, Inc., Courtlandt Gates and Timothy Meckel (each, a "Secured Party").

              WHEREAS, the Grantor has entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement") dated as of March 12, 2001 among the Grantor, Xpit Corporation, Inc., a Delaware corporation (the "Subsidiary"), Xpit.com, Inc., an Idaho corporation, and the Secured Parties;

              WHEREAS, in the Merger Agreement the parties have agreed to cause the Grantor to acquire the stock of Xpit.com, Inc. from the Secured Parties by having Xpit.com, Inc. merge with and into the Subsidiary, with the Subsidiary being the surviving company of such merger;

              WHEREAS, pursuant to the Merger Agreement, the Grantor has delivered to each of the Secured Parties a promissory note dated the date hereof (each, a "Note");

              WHEREAS, pursuant to the Merger Agreement, the Grantor has agreed to secure its obligations under the Notes with a pledge of the shares of stock of the Subsidiary held by the Grantor; and

              WHEREAS, pursuant to Section 12 below, the Secured Parties are appointing Michael Boren as their agent (the "Security Agent"), for the purposes and with the powers described herein;

              NOW THEREFORE the parties hereto agree as follows:

              1. Definitions.

              (a) Each of the following terms, when capitalized, is used herein with the meaning set forth in the Merger Agreement or the Notes:

              "Lien"

              (b) Each of the following terms, when capitalized, is used herein with the meaning set forth in Section 2(a):

              "Collateral"

              "Pledged Stock"

              "Proceeds"

              "Secured Obligations"

              "Security Interest"

              "UCC"

              (c) The term "Event of Default" means a failure to pay any amount due under the Notes within five business days after the due date.

              (d) The term "Majority Secured Parties," when capitalized, is used herein to mean Secured Parties to whom are owed, at the time of determination, in the aggregate, not less than 51% of the total amount of the Secured Obligations.

              2. The Pledge and Security Interest.

              (a) In order to secure the full and punctual payment of all amounts payable pursuant to, and the full and punctual performance of all other obligations of the Grantor under, the Notes and this Agreement (including without limitation any obligation which accrues or arises after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Grantor) (the "Secured Obligations"), in accordance with the terms thereof, effective at the Merger Time the Grantor hereby assigns and pledges to the Secured Parties, and hereby grants to the Secured Parties a security interest (the "Security Interest") in, all of the Grantor's right, title and interest in and to the following (the "Collateral"):

              (i) 500 shares of common stock of the Subsidiary and all of the Grantor's rights and privileges with respect to such stock (the "Pledged Stock"), which shares represent fifty percent (50%) of the issued and outstanding capital stock of the Subsidiary; and

              (ii) all direct and indirect proceeds (as defined in the Uniform Commercial Code as in effect in New York State (the "UCC")) of the Pledged Stock, and also all dividends and other payments and distributions with respect thereto, all other profits, rentals and receipts with respect thereto, and all payments, rights and property, in whatever form, arising from the disposition in whole or in part of the Pledged Stock or any option or other interest therein, except to the extent such amount are properly paid to the Acquiror pursuant to
         Section 5(a) hereof (the "Proceeds").

              (b) The Collateral is granted as security only, and the Secured Parties shall not have any obligation or liability with respect to the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Grantor related to any of the Collateral.

              3. Representations and Warranties. The Grantor represents and warrants to the Secured Parties:

              (a) The Grantor has delivered to the Security Agent a certificate or certificates registered in the Grantor's name representing all of the Pledged Stock, together with an endorsement in blank duly executed by the Grantor.

              (b) The Grantor has not performed any acts which might prevent the Secured Parties from enforcing any of the terms of this Agreement or which would limit the Secured Parties in any such enforcement.

              4. Further Assurances; Covenants. Until all principal, interest and other amounts payable under the Notes and this Agreement have been paid in full:

              (a) The Grantor agrees that it shall, at its expense and in such manner and form as the Majority Secured Parties may reasonably require, execute and deliver any instrument and document, and take any other action that the Majority Secured Parties may reasonably request, in order to create, preserve, perfect or validate the Security Interest, or to enable the Secured Parties

                                      -2-              Acquiror Pledge Agreement
to exercise and enforce their rights hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, the Grantor shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as the Majority Secured Parties may reasonably request.

              (b) To the extent permitted by applicable law, the Grantor hereby authorizes the Security Agent, at the direction of the Majority Secured Parties, to execute and file, in the name of the Grantor or otherwise, UCC financing statements and similar documents and instruments (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Majority Secured Parties in their sole discretion may deem necessary or appropriate to further perfect the Security Interest.

              (c) The Grantor shall not, without the prior written approval of the Majority Secured Parties (which shall not unreasonably be withheld) sell or dispose of, or create or suffer to exist any Lien on, the shares of the Subsidiary's common stock that in any manner could reasonably be expected to impair the Lien created by this Agreement.

              5. Right to Receive Distributions on, and To Vote, Collateral.

              (a) So long as no Event of Default has occurred and is continuing, the Grantor shall have the right (i) to receive all dividends, interest and other payments and distributions made upon or with respect to the Collateral and
(ii) to vote and to give consents, ratifications and waivers with respect to the Pledged Stock.

              (b) Upon the occurrence and during the continuance of an Event of Default, (i) the Secured Parties shall have the right to receive (ratably, in accordance with the amount of Secured Obligations payable to each) and, during the continuance of such Event of Default, to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral and (ii) the Majority Secured Parties shall have the right to vote and to give consents, ratifications and waivers with respect to the Pledged Stock, and to cause the Pledged Stock to be transferred of record to the Security Agent, and the Grantor shall take all such action as the Majority Secured Parties may deem necessary or appropriate to give effect to such right.

              6. General Authority. The Grantor hereby irrevocably appoints the Security Agent its true and lawful attorney, with full power of substitution, in the name of the Grantor, the Secured Parties or otherwise, for the sole use and benefit of the Secured Parties, but at the expense of the Grantor, to the extent permitted by law to exercise at the direction of the Majority Secured Parties, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the
Collateral:

              (i) to ask, demand, sue for, collect, recover, receive and give acquittance for any and all monies due or to become due upon or with respect to any of the Collateral;

              (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral;

                                      -3-              Acquiror Pledge Agreement

              (iii) to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Secured Parties were the absolute owner thereof; and

              (iv) to take any action and to execute any instrument which the Majority Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement,

provided that the Majority Secured Parties shall give the Grantor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Secured Parties and the Grantor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

              7. Remedies upon Event of Default. If an Event of Default has occurred and is continuing, the Security Agent may exercise, at the direction of the Majority Secured Parties and for the benefit of the Secured Parties, all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Security Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Majority Secured Parties may deem satisfactory, and apply the proceeds thereof as specified in Section 10. Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Security Agent is authorized, in connection with any such sale, if the Majority Secured Parties deem it advisable to do so, (a) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Stock, (b) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act and (c) to impose such other limitations or conditions in connection with any such sale as the Majority Secured Parties deem necessary or advisable in order to comply with said Act or any other law. The Grantor covenants and agrees that it shall execute and deliver such documents and take such other action as the Majority Secured Parties deem necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Security Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Grantor which may be waived, and the Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 6 shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the

                                      -4-              Acquiror Pledge Agreement
day on which the Collateral, or the portion thereof so being sold, shall first be offered for sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Security Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Security Agent may determine. The Security Agent shall not be obligated to make any such sale pursuant to any such notice. The Security Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Security Agent, for the account of Secured Parties, until the selling price is paid by the purchaser thereof, but the Secured Parties shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Majority Secured Parties, instead of exercising the power of sale herein conferred, may proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. Despite the consummation of any such sale or foreclosure, the Grantor shall remain liable for any deficiency with respect to the Secured Obligations which remain outstanding following any such sale.

              For the purpose of enforcing any and all rights and remedies under this Agreement the Majority Secured Parties may (i) require the Grantor to, and the Grantor agrees that it shall, at its expense and upon the request of the Majority Secured Parties, forthwith assemble all or any part of the Collateral as directed by the Majority Secured Parties and make it available at a place designated by the Majority Secured Parties which is, in its opinion, reasonably convenient to the Secured Parties and the Grantor, whether at the premises of the Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Grantor's books and records relating to the Collateral and
(iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Grantor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Majority Secured Parties deem appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Grantor.

              8. Expenses. The Grantor agrees that it shall forthwith upon demand pay to the Security Agent the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Security Agent may incur in connection with any Event of Default or event that with notice, the passage of time or both would be an Event of Default.

              Any such amount not paid when due shall bear interest at 8% per annum.

                                      -5-              Acquiror Pledge Agreement

              9. Limitation on Duty of Secured Parties in Respect of Collateral. The powers conferred on the Security Agent and the Secured Parties hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon them to exercise any such powers. Beyond the exercise of reasonable care in the custody thereof, the Security Agent and the Secured Parties shall have no duty as to any Collateral in their possession or control.

              10. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Security Agent in the following order of priorities:

              first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Security Agent, and all expenses, liabilities and advances incurred or made by the Security Agent in connection therewith;

              second, to payment of all Secured Obligations, ratably among the various Secured Parties in proportion to the amount of the Secured Obligation payable to each of them, until all Secured Obligations have been paid in full; and

              finally, to payment to the Grantor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

              11. Termination. When all principal, interest and other amounts payable under the Notes and this Agreement have been paid in full, the Security Interest shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination of the Security Interest the Secured Parties shall execute and deliver to the Grantor such documents as the Grantor may reasonably request to evidence the termination of the Security Interest.

              12. The Security Agent.

              (a) Each Secured Party irrevocably appoints and authorizes the Security Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Security Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The obligations of the Security Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Security Agent shall not be required to take any action with respect to any Event Default, except at the direction of the Majority Secured Parties.

              (b) The Security Agent shall not be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Majority Secured Parties or (ii) in the absence of its own gross negligence or willful misconduct. The Security Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Security Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Grantor.

                                      -6-              Acquiror Pledge Agreement

              (c) The Security Agent may resign at any time by giving written notice thereof to the Secured Parties and the Grantor, provided that no such resignation shall be effective until a successor Security Agent has been appointed and accepted such appointment. Upon any such resignation, the Majority Secured Parties shall appoint a successor Security Agent, who shall be one of the Secured Parties. Upon a successor Security Agent accepting its appointment as Security Agent hereunder, such successor Security Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Security Agent, and the retiring Security Agent shall be discharged from its duties and obligations hereunder.

              13. Miscellaneous.

              (a) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, and shall be effective, as set forth in the Merger Agreement.

              (b) Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Grantor and the Majority Secured Parties or, in the case of a waiver, by the party against whom the waiver is to be effective (or, in the case of waiver that is to be effective against any Secured Party, by the Majority Secured Parties). No failure or delay by the Secured Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the Notes shall be cumulative and not exclusive of any rights or remedies provided by law.

              (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors, but no party hereto may assign, delegate or otherwise transfer any of its obligations or rights under this Agreement.

              (d) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than California are governed by the laws of such jurisdiction.

              (e) Headings. The headings and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

              (f) Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                                      -7-              Acquiror Pledge Agreement

              IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed as of the day and year first above written.

                                     RATEXCHANGE CORPORATION


                                     By
                                       -----------------------------------------
                                        Name: D. Jonathan Merriman


                                     Sockeye Trading, LLC


                                     By
                                       -----------------------------------------
                                     Title: Managing Member

                                     Address for Notices:
                                     --------------------
                                     815 Park Boulevard, Suite 302
                                     Boise, Idaho 83712
                                     Facsimile: (208) 343-2244

                                     Ramsey Financial, Inc.


                                     By
                                       -----------------------------------------
                                     Title: President

                                     Address for Notices:
                                     --------------------
                                     108 S Madison Avenue
                                     Louisville, Kentucky  40243
                                     Facsimile:

                                      -8-              Acquiror Pledge Agreement

                                     -------------------------------------------
                                     Courtlandt Gates

                                     Address for Notices:
                                     --------------------
                                     PO Box 1821
                                     Ross, California 94957


                                     -------------------------------------------
                                     Timothy Meckel

                                     Address for Notices:
                                     --------------------
                                     56 Ledgeways
                                     Wellesley, Massachusetts 02481
                                     Owner of 5,305 Covered Shares

                                      -9-              Acquiror Pledge Agreement

                          Shareholder Pledge Agreement

              PLEDGE AGREEMENT dated as of March 12, 2001 made by each person or entity named on the signature pages hereof (each, a "Grantor"), for the benefit of RateXchange Corporation, a Delaware corporation (the "Secured Party").

              WHEREAS, the Grantors have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement") dated as of March 12, 2001 among the Secured Party, Xpit Corporation, a subsidiary of the Secured Party, Xpit.com, Inc., an Idaho corporation (the "Company"), and the Grantors;

              WHEREAS, in the Merger Agreement the parties have agreed to cause Xpit.com, Inc. to merge with and into Xpit Corporation, with the latter corporation being the surviving company of such merger;

              WHEREAS, pursuant to such merger, the Company Shareholders are receiving shares of preferred stock of the Secured Party;

              WHEREAS, the Company Shareholders have certain obligations to the Secured Party that survive such merger; and

              WHEREAS, pursuant to the Merger Agreement, the Grantors have agreed to secure their obligations under the Merger Agreement with a pledge of the shares of preferred stock of the Secured Party held by the Grantors;

              NOW THEREFORE the parties hereto agree as follows:

              1. Definitions.

              (a) The term "Lien," when capitalized, is used herein with the meaning set forth in the Merger Agreement.

              (b) Each of the following terms, when capitalized, is used herein with the meaning set forth in Section 2(a):

              "Collateral"

              "Pledged Stock"

              "Proceeds"

              "Secured Obligations"

              "Security Interest"

              "UCC"

and the term "Event of Default," when capitalized, is used herein with the meaning set forth in Section 7.

              2. The Pledge and Security Interest.

              (a) In order to secure the full and punctual payment of all amounts payable pursuant to, and the full and punctual performance of all other obligations of the Grantors under, the Merger Agreement and this Agreement (including without limitation any obligation which accrues or arises after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Grantor) (the "Secured Obligations"), in accordance with the terms thereof, effective at the Merger Time each Grantor hereby assigns and pledges to the Secured Party, and hereby grants to the Secured Party a security interest (the "Security Interest") in, all of such Grantor's right, title and interest in and to the following (the "Collateral"):

              (i) the number of shares of preferred stock of the Secured Party set forth under such Grantor's name on the signature pages of this Agreement, any other capital stock required to be pledged to the Secured Party by subsection (b), and all of such Grantor's rights and privileges with respect to such stock (the "Pledged Stock"); and

              (ii) all direct and indirect proceeds (as defined in the Uniform Commercial Code as in effect in New York State (the "UCC")) of the Pledged Stock, and also all dividends and other payments and distributions with respect thereto, all other profits, rentals and receipts with respect thereto, and all payments, rights and property, in whatever form, arising from the disposition in whole or in part of the Pledged Stock or any option or other interest therein, other than the regular six percent stock dividend provided for pursuant to the rights and preferences of the Pledged Stock (the "Proceeds").

              (b) If the Secured Party at any time issues to any Grantor any shares of capital stock of any class or series as a dividend on (or in substitution for) the Pledged Stock, other than the regular six percent stock dividend provided for pursuant to the rights and preferences of the Pledged Stock, such Grantor shall immediately pledge and deposit with the Secured Party certificates representing all such shares as additional security for the Secured Obligations, as described in Section 3(a). All such shares constitute "Pledged Stock" and are subject to all provisions of this Agreement.

              (c) The Collateral is granted as security only, and except as expressly set forth herein the Secured Party shall not have any obligation or liability with respect to the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantors related to any of the Collateral.

              3. Representations and Warranties. Each Grantor represents and warrants to the Secured Party:

              (a) Such Grantor has delivered to the Secured Party a certificate or certificates registered in such Grantor's name representing all of the Pledged Stock of such Grantor, together with an endorsement in blank duly executed by such Grantor.

              (b) Such Grantor has not performed any acts which might prevent the Secured Party from enforcing any of the terms of this Agreement or which would limit the Secured Party in any such enforcement.

              4. Further Assurances; Covenants. Until the Security Interest is terminated pursuant to Section 11:

              (a) Each Grantor agrees that it shall, at its expense and in such manner and form as the Secured Party may reasonably require, execute and deliver any instrument and document, and take any other action, that the Secured Party may reasonably request, in order to create, preserve, perfect or validate the Security Interest, or to enable the Secured Party to exercise and enforce its

                                      -2-           Shareholder Pledge Agreement
rights hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, each Grantor shall execute such financing or continuation statements, or amendments thereto, and such other instruments or notices, as the Secured Party may reasonably request.

              (b) To the extent permitted by applicable law, each Grantor hereby authorizes the Secured Party to execute and file, in the name of such Grantor or otherwise, UCC financing statements and similar documents and instruments (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Secured Party in its sole discretion may deem necessary or appropriate to further perfect the Security Interest.

              (c) No Grantor shall, without the prior written approval of the Secured Party, sell or dispose of, or create or suffer to exist any Lien on, the Pledged Stock that in any manner could reasonably be expected to impair the Lien created by this Agreement.

              5. Right to Receive Distributions on, and To Vote, Collateral.

              (a) So long as no Event of Default has occurred and is continuing, each Grantor shall have the right (i) to receive all dividends, interest and other payments and distributions made upon or with respect to the Collateral and
(ii) to vote and to give consents, ratifications and waivers with respect to the Pledged Stock.

              (b) Upon the occurrence and during the continuance of an Event of Default, (i) the Secured Party shall have the right to receive and, during the continuance of such Event of Default, to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral and (ii) the Secured Party shall have the right to vote and to give consents, ratifications and waivers with respect to the Pledged Stock, and to cause the Pledged Stock to be transferred of record to the Secured Party, and each Grantor shall take all such action as the Secured Party may deem necessary or appropriate to give effect to such right.

              6. General Authority. Each Grantor hereby irrevocably appoints the Secured Party its true and lawful attorney, with full power of substitution, in the name of such Grantor, the Secured Party or otherwise, for the sole use and benefit of the Secured Party, but at the expense of such Grantor, to the extent permitted by law to exercise at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

              (i) to ask, demand, sue for, collect, recover, receive and give acquittance for any and all monies due or to become due upon or with respect to any of the Collateral;

              (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral;

              (iii) to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Secured Party were the absolute owner thereof; and

                                      -3-           Shareholder Pledge Agreement

              (iv) to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement,

provided that the Secured Party shall give such Grantor not less than ten days' prior written notice of the time and place of any exercise of the power of attorney granted under this Section 6 or any sale or other intended disposition of any of the Collateral. The Secured Party and each Grantor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

              7. Remedies upon Event of Default. If any of the following events with respect to a Grantor (each, an "Event of Default" by such Grantor) has occurred and is continuing: (a) a Grantor shall fail to make any payment required under the Merger Agreement when due; or (b) a Grantor shall fail to perform any obligation to the Secured Party under the Merger Agreement or this Agreement and such failure shall continue for 30 days after written notice from the Secured Party to such Grantor identifying such failure and stating that it will constitute an Event of Default hereunder if not cured; then, in either such case, the Secured Party may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory, and apply the proceeds thereof as specified in Section 9. The Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Secured Party is authorized, in connection with any such sale, if the Secured Party deems it advisable to do so, (a) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Stock, (b) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act and
(c) to impose such other limitations or conditions in connection with any such sale as the Secured Party deems necessary or advisable in order to comply with said Act or any other law. Each Grantor covenants and agrees that it shall execute and deliver such documents and take such other action as the Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of any Grantor which may be waived, and each Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 6 shall
(A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker's

                                      -4-           Shareholder Pledge Agreement
board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, shall first be offered for sale at such board or exchange, and
(C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make any such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Secured Party, instead of exercising the power of sale herein conferred, may proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

              8. Expenses. Each Grantor jointly and severally agrees that it shall forthwith upon demand pay to the Secured Party the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Secured Party may incur in connection with any Event of Default or event that with notice, the passage of time or both would be an Event of Default.

              Any such amount not paid on demand shall bear interest at 8% per annum.

              9. Limitation on Duty of Secured Party in Respect of Collateral. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond the exercise of reasonable care in the custody thereof, the Secured Party shall have no duty as to any Collateral in its possession or control.

              10. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Secured Party in the following order of priorities:

              first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Secured Party, and all expenses, liabilities and advances incurred or made by the Secured Party in connection therewith;

              second, to payment of all Secured Obligations until all Secured Obligations have been paid in full; and

              finally, to payment to the Grantors or their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                                      -5-           Shareholder Pledge Agreement

              11. Termination. On the latest of:

              (i) twelve months after the date hereof; or

              (ii) the first day on which the Grantor has paid and performed all of its obligations under the Merger Agreement that either (i) arise under any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Article 9 of the Merger Agreement, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given within twelve months after the date hereof, or (ii) are due and payable, or due for performance, within twelve months after the date hereof; the Security Interest shall terminate and all rights to the Collateral shall revert to Grantors; provided that the Security Interest shall terminate in any event on the fifth anniversary of the date hereof. Upon any such termination of the Security Interest the Secured Party shall execute and deliver to each Grantor such documents as such Grantor may reasonably request to evidence the termination of the Security Interest.

              12. Miscellaneous.

              (a) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, and shall be effective, as set forth in the Merger Agreement.

              (b) Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Secured Party and Grantors constituting the "Majority Company Shareholders" as defined in the Merger Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective (or, in the case of waiver that is to be effective against any Grantor, by Grantors constituting the Majority Company Shareholders). No failure or delay by the Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the Merger Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

              (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors, but no party hereto may assign, delegate or otherwise transfer any of its obligations or rights under this Agreement.

              (d) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than California are governed by the laws of such jurisdiction.

              (e) Headings. The headings and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

              (f)   Severability.   If  any  provision   hereof  is  invalid  or
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other  provisions  hereof  shall remain in full

                                      -6-           Shareholder Pledge Agreement
force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                                      -7-           Shareholder Pledge Agreement

              IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed as of the day and year first above written.

                                    Sockeye Trading, LLC


                                    By
                                      ------------------------------------------
                                    Title: Managing Member

                                    Address for Notices:
                                     --------------------
                                    815 Park Boulevard, Suite 302
                                    Boise, Idaho 83712
                                    Facsimile: (208) 343-2244
                                    Owner of 1,591,512 Covered Shares


                                    Ramsey Financial, Inc.


                                    By
                                      ------------------------------------------
                                    Title: President

                                    Address for Notices:
                                     --------------------
                                    108 S Madison Avenue
                                    Louisville, Kentucky  40243
                                    Facsimile:
                                    Owner of 397,878 Covered Shares

                                      -8-           Shareholder Pledge Agreement

                                    --------------------------------------------
                                    Courtlandt Gates

                                    Address for Notices:
                                    --------------------
                                    PO Box 1821
                                    Ross, California 94957
                                    Owner of 5,305 Covered Shares


                                    --------------------------------------------
                                    Timothy Meckel

                                    Address for Notices:
                                     --------------------
                                    56 Ledgeways
                                    Wellesley, Massachusetts 02481
                                    Owner of 5,305 Covered Shares

                                      -9-           Shareholder Pledge Agreement

                                 PROMISSORY NOTE

$1,326.26                                                      San Francisco, CA
                                                                  March 12, 2001

FOR VALUE RECEIVED, RateXchange Corporation, a Delaware corporation ("RateXchange"), promises to pay to Courtlandt Gates ("Shareholder"), within five business days after the Maturity Date (as defined below), the sum of one thousand three hundred twenty six dollars and twenty six cents ($1,326.26), at Shareholder's address at P.O Box 1821, Ross, Ca 94957 or at such other place as Shareholder may from time to time designate in writing, together with interest on the unpaid balance hereof as hereinafter described, upon the terms and conditions set forth herein.

         Reference is made to that certain Agreement and Plan of Merger ("Merger Agreement"), dated as of the date hereof, among RateXchange, Xpit Corporation, a Delaware corporation and a wholly owned subsidiary of RateXchange, Xpit.com, Inc., an Idaho corporation (the "Company"), and certain shareholders of the Company. Capitalized terms used and not otherwise defined in this note ("Note") shall have their respective meanings set forth in the Merger Agreement.

         1. Interest. Sums owing under this Note shall bear interest at a rate of seven percent (7%) per annum, compounded annually.

         2. Maturity Date. This Note shall mature on the first to occur ("Maturity Date") of (a) the second anniversary of the date of this Note, (b) the date on which RateXchange closes a debt or equity financing with gross proceeds to RateXchange of at least Five Million Dollars, or (c) the occurrence of a Change of Control. For purposes of this Note, "Change of Control" means (i) the acquisition of ownership by any Person, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of RateXchange, or (ii) occupation of a majority of the seats on the board of directors of RateXchange by Persons who were neither (A) nominated by the board of directors of RateXchange nor (B) appointed by directors so nominated.

         3. Adjustment. Amounts owing under this Note are subject to adjustment as set forth in Section 2.5 of the Merger Agreement.

         4. Security. This Note is secured by the Acquiror Pledge Agreement.

         5. Enforcement Costs. If either party is required to employ an attorney to enforce its rights under this Note, the prevailing party in such action shall be entitled to receive from the non-prevailing party all of its reasonable costs of enforcement, including, but not limited to, all court costs and fees and reasonable attorneys' fees.

         6. Applicable Law. The obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of California and the United States of America.

         IN WITNESS WHEREOF, RateXchange has executed this Note as of the day and year first above written.

                                    RATEXCHANGE CORPORATION,
                                      a Delaware corporation


                                    By:
                                       -----------------------------------------
                                    Name:  D. Jonathan Merriman
                                    Title: President and Chief Executive Officer

                                 PROMISSORY NOTE

$1,326.26                                                      San Francisco, CA
                                                                  March 12, 2001

FOR VALUE RECEIVED, RateXchange Corporation, a Delaware corporation ("RateXchange"), promises to pay to Timothy Meckel ("Shareholder"), within five business days after the Maturity Date (as defined below), the sum of one thousand three hundred twenty six dollars and twenty six cents ($1,326.26), at Shareholder's address at 56 Ledgeways, Wellesley, MA 02481 or at such other place as Shareholder may from time to time designate in writing, together with interest on the unpaid balance hereof as hereinafter described, upon the terms and conditions set forth herein.

         Reference is made to that certain Agreement and Plan of Merger ("Merger Agreement"), dated as of the date hereof, among RateXchange, Xpit Corporation, a Delaware corporation and a wholly owned subsidiary of RateXchange, Xpit.com, Inc., an Idaho corporation (the "Company"), and certain shareholders of the Company. Capitalized terms used and not otherwise defined in this note ("Note") shall have their respective meanings set forth in the Merger Agreement.

         1. Interest. Sums owing under this Note shall bear interest at a rate of seven percent (7%) per annum, compounded annually.

         2. Maturity Date. This Note shall mature on the first to occur ("Maturity Date") of (a) the second anniversary of the date of this Note, (b) the date on which RateXchange closes a debt or equity financing with gross proceeds to RateXchange of at least Five Million Dollars, or (c) the occurrence of a Change of Control. For purposes of this Note, "Change of Control" means (i) the acquisition of ownership by any Person, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of RateXchange, or (ii) occupation of a majority of the seats on the board of directors of RateXchange by Persons who were neither (A) nominated by the board of directors of RateXchange nor (B) appointed by directors so nominated.

         3. Adjustment. Amounts owing under this Note are subject to adjustment as set forth in Section 2.5 of the Merger Agreement.

         4. Security. This Note is secured by the Acquiror Pledge Agreement.

         5. Enforcement Costs. If either party is required to employ an attorney to enforce its rights under this Note, the prevailing party in such action shall be entitled to receive from the non-prevailing party all of its reasonable costs of enforcement, including, but not limited to, all court costs and fees and reasonable attorneys' fees.

         6. Applicable Law. The obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of California and the United States of America.

         IN WITNESS WHEREOF, RateXchange has executed this Note as of the day and year first above written.

                                    RATEXCHANGE CORPORATION,
                                      a Delaware corporation


                                    By:
                                       -----------------------------------------
                                    Name:  D. Jonathan Merriman
                                    Title: President and Chief Executive Officer

                                 PROMISSORY NOTE

$99,469.50                                                     San Francisco, CA
                                                                  March 12, 2001

         FOR VALUE RECEIVED, RateXchange Corporation, a Delaware corporation ("RateXchange"), promises to pay to Ramsey Financial, Inc. ("Shareholder"), within five business days after the Maturity Date (as defined below), the sum of ninety nine thousand, four hundred sixty nine dollars and fifty cents ($99,469.50), at Shareholder's address at 108 S Madison Avenue, Louisville, Kentucky 40243 or at such other place as Shareholder may from time to time designate in writing, together with interest on the unpaid balance hereof as hereinafter described, upon the terms and conditions set forth herein.

         Reference is made to that certain Agreement and Plan of Merger ("Merger Agreement"), dated as of the date hereof, among RateXchange, Xpit Corporation, a Delaware corporation and a wholly owned subsidiary of RateXchange, Xpit.com, Inc., an Idaho corporation (the "Company"), and certain shareholders of the Company. Capitalized terms used and not otherwise defined in this note ("Note") shall have their respective meanings set forth in the Merger Agreement.

         1. Interest. Sums owing under this Note shall bear interest at a rate of seven percent (7%) per annum, compounded annually.

         2. Maturity Date. This Note shall mature on the first to occur ("Maturity Date") of (a) the second anniversary of the date of this Note, (b) the date on which RateXchange closes a debt or equity financing with gross proceeds to RateXchange of at least Five Million Dollars, or (c) the occurrence of a Change of Control. For purposes of this Note, "Change of Control" means (i) the acquisition of ownership by any Person, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of RateXchange, or (ii) occupation of a majority of the seats on the board of directors of RateXchange by Persons who were neither (A) nominated by the board of directors of RateXchange nor (B) appointed by directors so nominated.

         3. Adjustment. Amounts owing under this Note are subject to adjustment as set forth in Section 2.5 of the Merger Agreement.

         4. Security. This Note is secured by the Acquiror Pledge Agreement.

         5. Enforcement Costs. If either party is required to employ an attorney to enforce its rights under this Note, the prevailing party in such action shall be entitled to receive from the non-prevailing party all of its reasonable costs of enforcement, including, but not limited to, all court costs and fees and reasonable attorneys' fees.

         6. Applicable Law. The obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of California and the United States of America.

         IN WITNESS WHEREOF, RateXchange has executed this Note as of the day and year first above written.

                                    RATEXCHANGE CORPORATION,
                                      a Delaware corporation


                                    By:
                                       -----------------------------------------
                                    Name:  D. Jonathan Merriman
                                    Title: President and Chief Executive Officer

                                 PROMISSORY NOTE

$397,877.98                                                    San Francisco, CA
                                                                  March 12, 2001

         FOR VALUE RECEIVED, RateXchange Corporation, a Delaware corporation ("RateXchange"), promises to pay to Sockeye Trading, LLC ("Shareholder"), within five business days after the Maturity Date (as defined below), the sum of three hundred ninety seven thousand, eight hundred seventy seven dollars and ninety eight cents ($397,877.98), at Shareholder's address at 815 Park Blvd, Suite 302, Boise, Idaho 83712 or at such other place as Shareholder may from time to time designate in writing, together with interest on the unpaid balance hereof as hereinafter described, upon the terms and conditions set forth herein.

         Reference is made to that certain Agreement and Plan of Merger ("Merger Agreement"), dated as of the date hereof, among RateXchange, Xpit Corporation, a Delaware corporation and a wholly owned subsidiary of RateXchange, Xpit.com, Inc., an Idaho corporation (the "Company"), and certain shareholders of the Company. Capitalized terms used and not otherwise defined in this note ("Note") shall have their respective meanings set forth in the Merger Agreement.

         1. Interest. Sums owing under this Note shall bear interest at a rate of seven percent (7%) per annum, compounded annually.

         2. Maturity Date. This Note shall mature on the first to occur ("Maturity Date") of (a) the second anniversary of the date of this Note, (b) the date on which RateXchange closes a debt or equity financing with gross proceeds to RateXchange of at least Five Million Dollars, or (c) the occurrence of a Change of Control. For purposes of this Note, "Change of Control" means (i) the acquisition of ownership by any Person, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of RateXchange, or (ii) occupation of a majority of the seats on the board of directors of RateXchange by Persons who were neither (A) nominated by the board of directors of RateXchange nor (B) appointed by directors so nominated.

         3. Adjustment. Amounts owing under this Note are subject to adjustment as set forth in Section 2.5 of the Merger Agreement.

         4. Security. This Note is secured by the Acquiror Pledge Agreement.

         5. Enforcement Costs. If either party is required to employ an attorney to enforce its rights under this Note, the prevailing party in such action shall be entitled to receive from the non-prevailing party all of its reasonable costs of enforcement, including, but not limited to, all court costs and fees and reasonable attorneys' fees.

         6. Applicable Law. The obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of California and the United States of America.

         IN WITNESS WHEREOF, RateXchange has executed this Note as of the day and year first above written.

                                    RATEXCHANGE CORPORATION,
                                      a Delaware corporation


                                    By:
                                       -----------------------------------------
                                    Name:  D. Jonathan Merriman
                                    Title: President and Chief Executive Officer